PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 25, 2000)

                           $337,800,000 (APPROXIMATE)
               MORGAN STANLEY DEAN WITTER CAPITAL I 2000-1 TRUST
                                     ISSUER

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
                                   DEPOSITOR

                 MORGAN STANLEY DEAN WITTER CREDIT CORPORATION
                              SELLER AND SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-1

                         ------------------------------

THE TRUST FUND

     o will issue six classes of certificates, four classes of which will be subordinated to the offered certificates as described in this prospectus supplement. Only the offered certificates are offered by this prospectus supplement and the accompanying prospectus.

     o will make payments on the certificates primarily from collections on two groups of first lien, one- to four-family mortgage loans.

     o will also hold cash to purchase additional mortgage loans subsequent to the issuance of the certificates.

THE OFFERED CERTIFICATES

     o will accrue interest at a pass-through rate that will adjust monthly, as described in this prospectus supplement.

     o will represent interests in the trust fund only and will not represent interests in or obligations of any other person or entity.

CREDIT ENHANCEMENT

     To the extent provided in this prospectus supplement, credit enhancement will be provided to the offered certificates by

     o excess cash flow on the mortgage loans and overcollateralization; and

     o a certificate insurance policy issued by Ambac Assurance Corporation, as certificate insurer.

                                     [LOGO]

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF THE PROSPECTUS.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATIONS HAVE NOT APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Morgan Stanley & Co. Incorporated, CIBC Worldmarkets plc and Unibank will offer the offered certificates to the public from time to time at negotiated prices determined at the time of sale. The offered certificates are expected to be delivered in book entry form on or about July 28, 2000. Morgan Stanley Dean Witter Capital I Inc. expects to receive from this offering approximately 99.98% of the initial principal amount of the offered certificates, plus accrued interest on the Class A-II Certificates from July 1, 2000, before deducting expenses.

                         ------------------------------

MORGAN STANLEY DEAN WITTER

                            CIBC WORLDMARKETS PLC
                                                                   UNIBANK

July 25, 2000

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that provide progressively more detailed information:

     o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

     Morgan Stanley Dean Witter Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036 and its telephone number is
(212) 761-4700.

     Until the date that is ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                             PAGE
-----------------------------------------------   ----
Summary of Terms...............................    S-1
Risk Factors...................................    S-8
Introduction...................................   S-13
The Mortgage Pool..............................   S-13
The Seller and Its Mortgage Programs...........   S-31
Servicing of the Mortgage Loans................   S-34
Description of the Certificates................   S-36
Glossary of Terms..............................   S-46
Prepayment and Yield Considerations............   S-51
The Certificate Insurance Policy and the
  Certificate Insurer..........................   S-58

PROSPECTUS SUPPLEMENT                             PAGE
-----------------------------------------------   ----

Federal Income Tax Consequences................   S-61
ERISA Considerations...........................   S-62
Legal Investment Considerations................   S-64
Use of Proceeds................................   S-64
Method of Distribution.........................   S-64
Experts........................................   S-65
Legal Matters..................................   S-65
Certificate Rating.............................   S-65
Annex I: Global Clearance, Settlement and Tax
  Documentation Procedures.....................    I-1

PROSPECTUS                                        PAGE
-----------------------------------------------   ----
Summary of Prospectus..........................      5
Risk Factors...................................     10
Description of the Trust Fund..................     16
Use of Proceeds................................     20
Yield Considerations...........................     20
The Depositor..................................     25
Description of the Certificates................     25
Description of the Agreements..................     33
Description of the Credit Support..............     49
Legal Aspects of Mortgage Loans................     52

PROSPECTUS                                        PAGE
-----------------------------------------------   ----
Federal Income Tax Consequences................     63
REMICs.........................................     73
State Tax Considerations.......................     93
ERISA Considerations...........................     93
Legal Investments..............................     97
Plan of Distribution...........................     98
Legal Matters..................................     99
Financial Information..........................     99
Rating.........................................    100
Incorporation of Information by Reference......    100
Glossary of Terms..............................    101

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER WHEN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

Issuer............................  Morgan Stanley Dean Witter Capital I 2000-1 Trust.

Depositor.........................  Morgan Stanley Dean Witter Capital I Inc., a Delaware corporation and a wholly-owned limited purpose finance subsidiary of Morgan
                                    Stanley Group Inc.

Seller and Servicer...............  Morgan Stanley Dean Witter Credit Corporation.

Trustee...........................  Wells Fargo Bank Minnesota, N.A., a national banking association.

Certificate Insurer...............  Ambac Assurance Corporation.

Cut-off Date......................  July 1, 2000.

Closing Date......................  July 28, 2000.

Distribution Date.................  The 15th day of each month or, if any such day is not a business day, then the next succeeding business day, beginning in August
                                    2000.

Record Date.......................  With respect to each distribution date, the last business day of the month preceding such distribution date (or the closing date with respect to the first distribution date).

                               EXECUTIVE SUMMARY

     This executive summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates and the underlying mortgage loans, read this entire prospectus supplement and the accompanying prospectus carefully.

                              OFFERED CERTIFICATES

                                               PASS-THROUGH    INITIAL CERTIFICATE    INITIAL RATING     FINAL SCHEDULED
CLASS                                             RATE         PRINCIPAL BALANCE      (MOODY'S/S&P)     DISTRIBUTION DATE
--------------------------------------------   ------------    -------------------    --------------    -----------------
A-I.........................................    Adjustable        $ 230,000,000           Aaa/AAA       October 15, 2026
A-II........................................    Adjustable        $ 107,800,000           Aaa/AAA       October 15, 2031
                                                                  -------------
Total Class A Certificates..................                      $ 337,800,000
                                                                  =============

     o your certificates will have the approximate aggregate certificate principal balance set forth above, subject to a variance of plus or minus 5%.

     o the offered certificates will be issuable in denominations of $25,000 and integrals of $1 in excess thereof (except with respect to two Class A-I and two Class A-II Certificates).

     o the offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company or "DTC", in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

     o CLASS A-I:

     The pass-through rate on the Class A-I Certificates will be the least of:

     o certificate LIBOR plus 0.33% per annum, or, starting on the first Distribution Date after the first possible clean-up call date, certificate LIBOR plus 0.66% per annum,

     o 12.51% per annum and

     o the weighted average of the net mortgage rates of the mortgage loans in loan group I, adjusted to a rate based on the actual number of days in the interest accrual period and a 360-day year.

     o CLASS A-II:

     The pass-through rate on the Class A-II Certificates will be the weighted average of the net mortgage rates of the mortgage loans in loan group II, adjusted to a rate based on twelve 30-day months and a 360-day year.

SECURITIES

     Morgan Stanley Dean Witter Capital I 2000-1 Trust Mortgage Pass-Through Certificates, Series 2000-1. The securities will represent beneficial ownership interests in the trust. The securities will be divided into six classes, of which only the Class A-I and Class A-II Certificates are offered hereby. The other classes of certificates will be subordinated to the Class A-I and Class A-II Certificates as described herein. The subordinated certificates are not offered hereby and the seller may retain or sell the subordinated certificates.

     See "Description of the Certificates--General" in this prospectus supplement.

THE MORTGAGE LOANS

     THE STATISTICAL INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT CONCERNING THE MORTGAGE LOANS DESCRIBES THE INITIAL MORTGAGE LOANS AND DOES NOT INCLUDE ADDITIONAL MORTGAGE LOANS WHICH MAY BE INCLUDED IN A LOAN GROUP AFTER THE CLOSING DATE. SEE "THE MORTGAGE POOL--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS" AND "DESCRIPTION OF THE CERTIFICATES--PRE-FUNDING ACCOUNT."

     The mortgage loans to be deposited into the trust will be divided into two loan groups:

     LOAN GROUP I. The per annum mortgage rate for the mortgage loans in loan group I will be adjusted monthly or every six months on the related interest adjustment date. The mortgage rate borne by a mortgage loan in loan group I initially will be calculated based on one of three indices, as of the cut-off date. The indices are "one-month LIBOR", "six-month LIBOR" and "one-year Treasury". The index on the mortgage loans in loan group I may be converted to a different index as described under "The Mortgage Pool--Group I Loan Characteristics."

     All of the mortgage loans in loan group I will be subject to a maximum mortgage rate. None of the mortgage loans in loan group I will be subject to a periodic interest rate cap. Each mortage loan in loan group I is scheduled to pay only interest for the first 10 years of its term.

     66.71% of the mortgage loans in loan group I have a loan-to-value ratio as of the cut-off date in excess of 80%. None of the mortgage loans in loan group I, including mortgage loans having a loan-to-value ratio greater than 80%, are insured under any primary mortgage insurance policy or other credit insurance policy.

     The following table summarizes the characteristics of the mortgage loans in loan group I as of the cut-off date.

Outstanding Aggregate Principal
  Balance............................        $211,842,433
Number of Mortgage Loans.............                 343
Weighted Average Mortgage Rate.......              8.434%
Range of Mortgage Rates..............              7.500%
                                                to 9.250%

Percent of Mortgage Loans Using the
  following Index in determining the
  Mortgage Rate:
  One-Month LIBOR....................              77.83%
  Six-Month LIBOR....................              15.43%
  One-Year Treasury..................              6.740%

Weighted Average Margins:
  One-Month LIBOR Mortgage Loans.....              1.850%
  Six-Month LIBOR Mortgage Loans.....              1.893%
  One-Year Treasury Mortgage Loans...              2.207%

Frequency of Interest Adjustment
  Dates:
  Monthly............................              80.64%
  Semi-Annual........................              19.36%
Range of Maximum Mortgage Rates......             12.000%
                                               to 14.250%
Weighted Average of Maximum Mortgage
  Rates..............................             12.996%
Weighted Average Remaining Term to
  Stated Maturity....................          297 months
Range of Remaining Terms to Stated
  Maturity...........................          278 months
                                            to 300 months
Range of Outstanding Principal
  Balance of Mortgage Loans..........             $30,000
                                            to $6,200,000
Average Outstanding Principal Balance
  of Mortgage Loans..................            $617,616
Latest Maturity Date.................           July 2025
Weighted Average Loan-to-Value Ratio
  at Origination.....................              88.41%
Weighted Average Loan-to-Value Ratio
  as of the Cut-Off Date.............              87.08%
Weighted Average Effective Loan-
  to-Value Ratio as of the Cut-Off
  Date...............................              60.50%

     LOAN GROUP II. The per annum mortgage rate for the mortgage loans in loan group II will initially be fixed. Their respective mortgage rates will be adjusted approximately five (5) years after the origination thereof and semi-annually thereafter.

The mortgage rate borne by a mortgage loan in loan group II will be calculated based on six-month LIBOR.

     All of the mortgage loans in loan group II will be subject to a maximum mortgage interest rate. The mortgage loans in loan group II will be subject to a periodic interest rate cap of 6.00% per annum for the initial rate adjustment and 2.00% per annum for each subsequent adjustment. Each mortgage loan in loan group II is scheduled to pay only interest for the first 5 years of its term.

     67.55% of the mortgage loans in loan group II have a loan-to-value ratio in excess of 80% as of the cut-off date. None of the mortgage loans in loan group II, including mortgage loans having a loan-to-value ratio greater than 80%, are insured under any primary mortgage insurance policy or other credit insurance policy.

     The following table summarizes the characteristics of the mortgage loans in loan group II as of the cut-off date.

Outstanding Aggregate Principal
  Balance.............................        $90,005,337
Number of Mortgage Loans..............                307
Weighted Average Mortgage Rate........             8.524%
Range of Mortgage Rates...............             7.250%
                                                to 9.375%
Range of Maximum Mortgage Rates.......            12.000%
                                               to 15.375%
Maximum Periodic Mortgage Rate
  Adjustments
  Initial Adjustment..................             6.000%
  Subsequent Adjustment...............             2.000%
Weighted Average of Maximum Mortgage
  Rates...............................            14.518%
Weighted Average Remaining Term to
  Stated Maturity.....................         359 months
Range of Remaining Terms to Stated
  Maturity............................         358 months
                                            to 360 months
Range of Outstanding Principal Balance
  of Mortgage Loans...................            $39,975
                                            to $1,550,000
Average Outstanding Principal Balance
  of Mortgage Loans...................           $293,177
Latest Maturity Date..................          July 2030
Weighted Average Loan-to-Value Ratio
  at Origination......................             89.34%
Weighted Average Loan-to-Value Ratio
  as of the Cut-off Date..............             89.33%
Weighted Average Effective Loan-
  to-Value Ratio as of the Cut-off
  Date................................             66.57%

     ADDITIONAL COLLATERAL LOANS. The initial mortgage loans in loan groups I and II with loan-to-value ratios in excess of 80% are, in general, FlexSource(TM) loans, which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the servicer's applicable loan-to-value ratio limit for such mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the servicer.

     In connection with the FlexSource(TM) loans, a limited purpose surety bond is in effect to cover a limited amount of losses that may be realized upon the liquidation of any required additional collateral securing an additional collateral mortgage loan.

     See "The Mortgage Pool" and "the Seller and Its Mortgage Programs" in this prospectus supplement.

PRE-FUNDING ACCOUNT

     On the closing date, an aggregate cash amount up to $20,000,000 with respect to loan group I and up to $20,000,000 with respect to loan group II will be deposited in a pre-funding account and will be used to purchase subsequent mortgage loans to be added to the related loan group. An additional amount will be deposited with respect to each loan group to cover interest at the related pass-through rate on the portion of the principal balance of the related certificates representing an interest in the amounts on deposit in the pre-funding account. During the pre-funding period from the closing date to the earlier to occur of (i) the date on which the aggregate amount on deposit in the pre-funding account is less than $100,000, (ii) a servicer event of default under the pooling and servicing agreement or (iii) August 31, 2000, amounts on deposit in the pre-funding account may be withdrawn from time to time to acquire subsequent mortgage loans in accordance with the pooling and servicing agreement. Any amount remaining in the pre-funding account at the end of the pre-funding period will be distributed as principal to the offered related certificateholders on the following distribution date.

     See "The Mortgage Pool" in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

     GENERAL. The principal balance of the initial mortgage loans on the cut-off date and principal balances of the Class A-I, Class A-II and Class B Certificates are as follows:

     Principal Balance of the Mortgage
       Loans as of the Cut- off Date....  $  301,847,771
     Pre-Funded Amount (not to
       exceed)..........................  $   40,000,000
     Original Class A-I Principal
       Balance..........................  $  230,000,000
     Original Class A-II Principal
       Balance..........................  $  107,800,000
     Original Class B Principal
       Balance..........................  $    2,200,000

     AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly Distribution Date, the trustee will make distributions to certificateholders. The Class A-I Certificates will relate to and will receive payments primarily from loan group
I. The Class A-II Certificates will relate to and will receive payments primarily from loan group II. The amounts available for distribution will be calculated on a loan group by loan group basis and will include:

     o collections of monthly payments on the mortgage loans in the related loan group, including prepayments and other unscheduled collections plus

     o advances for delinquent payments on the mortgage loans in the related loan group plus

     o to a limited extent, excess cash flow from the non-related loan group minus

     o fees and expenses of the servicer and the trustee, including reimbursement for advances to the extent allocable to the related loan group minus

     o the premium paid to the certificate insurer for the certificate insurance policy, to the extent allocable to the related loan group.

     See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.

     PRIORITY OF PAYMENTS. Payments to the certificateholders will be made from the available amount (after adjustments described under "--Amount available for monthly distributions" above) from each loan group as follows:

     o Distribution of interest to the related offered certificates

     o Distribution of principal to the related offered certificates
     o Distribution to the related offered certificates to cover realized losses

     o Distribution of principal to the related certificates and subsequently to the non-related certificates to the extent the principal balance of the related certificates exceeds the principal balance of the mortgage loans in the related loan group

     o Reimbursement to the certificate insurer for prior draws made on the certificate insurance policy and other amounts due to the certificate insurer

     o Distribution of excess cash flow to the related offered certificates until the required level of over-collateralization is reached

     o Distribution of excess cash flow to the non-related offered certificates from the excess interest on the related mortgage loans, until the required level of overcollateralization of the non-related loan group reduced by realized losses is restored

     o Payment to the Class A-I Certificates in respect of basis risk shortfalls from the related loan group

     o Distribution of any remaining funds to the non-offered certificates

     INTEREST DISTRIBUTIONS. The amount of interest owed to each class of offered certificates on each distribution date will equal:

     o The pass-through rate for that class of certificates multiplied by

     o The principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

     o In the case of the Class A-I Certificates, the actual number of days in the related interest accrual period divided by 360 and in the case of the Class A-II Certificates one-twelfth, minus

     o The share of net prepayment interest shortfalls and Relief Act shortfalls allocated to that class.

     See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

     ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the offered certificates as described in this prospectus supplement.

     In addition, the offered certificates may receive a distribution of principal from excess cash flow available to cover realized losses or to increase the amount of overcollateralization until the required amount of overcollateralization for that loan group is reached.

     See "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement for the benefit of the offered certificates consists of:

     EXCESS CASH FLOW. Because more interest with respect to the mortgage loans in a loan group is payable by the mortgagors than is necessary to pay the interest on the related offered certificates each month, there may be excess cash flow with respect to that loan group. Some of this excess cash flow may be used to protect the related and, to a more limited extent, non-related offered certificates against some realized losses by making an additional payment of principal.

     OVERCOLLATERALIZATION. On each Distribution Date, to the extent not used to cover losses, excess cash flow with respect to the mortgage loans in loan group I will be used to pay principal to the Class A-I Certificates, reducing the aggregate principal amount of the offered certificates below the aggregate principal balance of the mortgage loans in loan group I. On the closing date, the trust will issue an aggregate principal amount of Class A-II Certificates which is less than the sum of the aggregate principal balance of the mortgage loans in loan group II and the related pre-funded amount as of the cut-off date. The excess of the balance of the mortgage loans in either loan group over the outstanding principal balance of the related class of offered certificates represents overcollateralization, which may absorb some losses on the mortgage loans in the related loan group, if not covered by excess cash flow. If the level of overcollateralization falls below required levels, the excess cash flow with respect to a loan group described above will be paid first to the related offered certificates, and then to the non-related offered certificates, as principal and to the extent described in this prospectus supplement. This allocation is intended to reduce the principal balance of the offered certificates faster than the principal balance of the related mortgage loans in the related loan group, until the required level of overcollateralization is reached with respect to each loan group.

     CERTIFICATE INSURANCE POLICY. On the closing date, the certificate insurer will issue the certificate insurance policy for the benefit of the offered certificates in favor of the trustee solely on behalf of the holders of the Class A-I and Class A-II Certificates. The certificate insurance policy will unconditionally and irrevocably guarantee (i) shortfalls in amounts available to pay the interest distribution amount for the offered certificates on any distribution date, (excluding certain interest shortfalls as further described herein), (ii) distributions on each Distribution Date and on each of the Class A-I Certificates and the Class A-II Certificates, to the extent that the outstanding principal balance of such classes of certificates exceeds the principal balance of the mortgages in the related loan group, and (iii) amounts necessary to reduce the principal balance of the offered certificates to zero on the Distribution Date in October 2026 for the Class A-I Certificates and
October 2031 for the Class A-II Certificates. However, the certificate insurance policy does not guarantee to the holders of the offered certificates and does not protect holders of the offered certificates against any adverse consequences caused by (i) any specified rate of prepayment of the mortgage loans and
(iii) any net interest shortfalls or basis risk shortfalls.

     See "The Certificate Insurance Policy and the Certificate Insurer" in this prospectus supplement.

ADVANCES

     The servicer is obligated to make advances of cash, which will be included with mortgage collections, in an amount equal to the delinquent monthly payments due on the mortgage loans on the immediately preceding monthly payment date. The servicer is under no obligation to make advances to the extent it determines such advances are not recoverable from future payments or collections on the related mortgage loan or to otherwise guarantee or insure against losses.

     See "Servicing of the Mortgage Loans--Advances" in this prospectus supplement.

CLEAN-UP CALL

     On any Distribution Date on or after which the aggregate outstanding principal balance of the mortgage loans in loan group I is 10% or less of the sum of the aggregate unpaid principal balance of the mortgage loans in loan group I and the amount deposited in the pre-funding account for loan group I as of the cut-off date, the holders of the Class R-I Certificates may, at their option, either (1) purchase from the trust fund all mortgage loans in loan group I remaining outstanding or (2) purchase, in whole but not in part, all outstanding Class A-I Certificates. On any Distribution Date on or after which the aggregate outstanding principal balance of the mortgage loans in loan group II is 10% or less of the sum of the aggregate unpaid principal balance of the mortgage loans in loan group II and the amount deposited in the pre-funding account for loan group II as of the cut-off date, the holders of the Class R-II Certificates may, at their option, either (1) purchase from the trust fund all mortgage loans in loan group II remaining outstanding or (2) purchase in whole or in part, all outstanding Class A-II Certificates. In the absence of the exercise of any of such purchase options, the certificate insurer or the surety bond provider may, at its option, purchase from the trust fund all mortgage loans in a loan group remaining outstanding on any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in the loan group is 10% or less of the aggregate unpaid principal balance of the mortgage loans in the loan group and the amount deposited in the pre-funding account for the loan group as of the cut-off date.

     See "Description of the Certificates--Clean-up Call" in this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the trust fund (exclusive of the rights in any additional collateral and the basis risk reserve fund) will comprise three real estate mortgage investment conduits, organized in a tiered REMIC structure. The Class A-I, Class A-II and Class B Certificates will represent beneficial ownership of REMIC "regular interests" in the upper tier REMIC identified in the pooling and servicing agreement.

     The treatment of the rights of the Class A-I Certificates to receive any basis risk carry-forward amounts is unclear for federal income tax purposes. Such rights may be treated as representing beneficial interests in the right to receive payments from a separate reserve fund pursuant to an interest rate cap agreement treated as a notional principal contract. Alternatively, the rights of such certificates to receive any basis risk carryover amounts may be treated as representing beneficial interests in partnership with the Class B Certificates in respect of the Class B Certificates' entitlement to interest.

     The Class R-I, Class R-II and Class R-III Certificates will represent the beneficial ownership of the sole class of "residual interest" in the upper tier REMIC and the lower tier REMICs, respectively.

     See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS
     After the amount in the pre-funding account has been reduced to zero, so long as the offered certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency, the offered certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Until the amount in the pre-funding account has been reduced to zero, the offered certificates will not constitute "mortgage related securities."

     See "Legal Investment Considerations" in this prospectus supplement.

ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, should carefully review with its legal advisors whether the purchase or holding of Class A-I or Class A-II Certificates could give rise to a transaction prohibited or not otherwise permissible under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

CERTIFICATE RATINGS

     It is a condition to the issuance of the offered certificates that they be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors.

     See "Certificate Rating" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit liquidity and market risks associated with that class.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

     THE STATISTICAL INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT CONCERNING THE MORTGAGE LOANS DESCRIBES THE INITIAL MORTGAGE LOANS AND DOES NOT INCLUDE ADDITIONAL MORTGAGE LOANS WHICH MAY BE INCLUDED IN A LOAN GROUP AFTER THE CLOSING DATE. SEE "THE MORTGAGE POOL--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS" AND "DESCRIPTION OF THE CERTIFICATES--PRE-FUNDING ACCOUNT."

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates. The risks and uncertainties described below and those risks described under "Risk Factors" in the prospectus, summarize material risks relating to your certificates.

YOU MAY HAVE DIFFICULTY RESELLING           There is currently no market for the Class A Certificates. While the
  CERTIFICATES                              underwriter currently intends to make a market in the Class A
                                            Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Class A
                                            Certificates with liquidity of investment or that it will continue for the lives of the Class A Certificates.

YOU COULD BE ADVERSELY AFFECTED BY LOCAL    An overall decline in the residential real estate markets in the
  REAL ESTATE MARKETS                       states in which the mortgaged properties are located could adversely affect the values of the mortgaged properties such that the outstanding Mortgage Loan balances equal or exceed the value of the affected mortgaged properties. Such declines would adversely affect the position of the trust fund as the holder of the mortgage loans.
                                            Residential real estate markets in some states have declined in recent years. Approximately 36.5% and 14.4% of the mortgage properties in loan group I and 34.9% and 10.6% in loan group II are located in California and Florida, respectively.

                                            See "The Mortgage Pool" and "the Seller and Its Mortgage
                                            Programs--Delinquency and Loan Loss Experience" in this prospectus supplement.

THE WEIGHTED AVERAGE LIFE OF THE OFFERED    The mortgage loans may be prepaid in whole or in part at any time
  CERTIFICATES WILL BE AFFECTED BY          without payment of a prepayment penalty. The trust fund's prepayment
  PREPAYMENTS AND REPURCHASES               experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility. The weighted average lives of the Class A Certificates will be sensitive to the rate and timing of principal payments (including prepayments)
                                            on the mortgage loans in the related loan group, which may fluctuate significantly from time to time.

                                            Prepayments, liquidation and repurchases of the mortgage loans in a loan group (including repurchases by the seller of defective mortgage loans or mortgage loans as to which a breach of a representation or warranty has occurred) will result in distributions on the related certificates of principal amounts which would otherwise have been distributed over the remaining terms of the mortgage loans.

                                            The mortgage loans in loan group II have fixed interest rates for
                                            5 years from the date of origination and then adjust semi-annually.
                                            These mortgage loans may have higher prepayments as they approach their first adjustment dates because the mortgagors may want to avoid periodic changes to their monthly payments.

                                            The holders of the Class R-I Certificate may, at their option, effect a clean-up call on the Class A-I Certificates, and the holders of the
                                            Class R-II Certificates may, at their option, effect a clean-up call on the Class A-II Certificates by purchasing all of the outstanding certificates of the class, instead of purchasing all of the mortgage loans in the loan group. No assurance can be given as to the level of prepayments that the trust fund will experience as a result of prepayments, liquidations or any such purchases of mortgage loans.

AMOUNTS IN THE PRE-FUNDING ACCOUNT MAY BE   If the aggregate principal balance of the additional mortgage loans
  APPLIED TO PAY PRINCIPAL ON THE           in loan group I or loan group II sold to the trust fund by the end of
  CERTIFICATES                              the pre-funding period is less than the related pre-funded amount, the amount of such differential will be distributed to the Class A-I or Class A-II Certificateholders, respectively, as principal. Any such distribution will affect the weighted average life of the
                                            Class A-I and Class A-II Certificates, as applicable, and may adversely affect the yield thereon. The Class A-I and Class A-II
                                            Certificateholders would bear the risk of being unable to invest such distribution at a yield at least equal to their yield on the
                                            Class A-I and Class A-II Certificates.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN    No prediction can be made as to future levels of certificate LIBOR,
  INTEREST RATES                            one-month LIBOR, six-month LIBOR, the one-year Treasury Index or as to the timing of any changes therein, each of which will directly affect the yields of the related offered certificates. In addition, the mortgagors under the mortgage loans in loan group I may elect to convert the index upon which the related mortgage rate is based from
                                            (a) one-month LIBOR to one-year Treasury or to prime rate (in each case adjustable monthly), (b) from six-month LIBOR to one-year
                                            Treasury or prime rate (in each case adjustable semi-annually),
                                            (c) from one-year Treasury (adjustable monthly) to one-month LIBOR or prime rate (adjustable monthly) or (d) from one-year Treasury
                                            (adjustable semi-annually) to six-month LIBOR or prime rate
                                            (adjustable semi-annually); provided, however, that such conversion may only be made once, generally, between the 13th and 60th month of the mortgage loan term. No prediction can be made as to any such conversions, each of which may affect the yield on the Class A-I
                                            Certificates. Except for any payments made from the basis risk reserve fund, the holders of the Class A-I Certificates will absorb the yield risk associated with a possible elimination or inversion of the spread between the pass-through rate on the Class A-I
                                            Certificates calculated on the basis of the certificate LIBOR formula and the weighted average net mortgage rate on the mortgage loans in loan group I. The mortgage rates reset at different times and are subject to lifetime interest rate caps.

                                            The Class A-I Certificates may not always receive interest at a rate equal to certificate LIBOR plus the applicable margin. If the weighted average net mortgage rate on the mortgage loans in loan group I is less than the lesser of (a) certificate LIBOR plus the related margin and (b) 12.51%, the interest rate on the Class A-I
                                            Certificates will be reduced to that weighted average net mortgage rate. Thus, the yield to investors in the Class A-I Certificates will be sensitive to fluctuations in the level of certificate LIBOR and will be adversely affected by the application of the weighted average net mortgage rate on the mortgage loans in loan group I.

                                            The pass-through rate on the Class A-II Certificates will always equal the weighted average net mortgage rate of the mortgage loans in loan group II.

                                            The prepayment of mortgage loans with higher net mortgage rates may result in a lower weighted average net mortgage rate for the related loan group. If on any Distribution Date the application of the related weighted average net mortgage rate results in an interest payment lower than certificate LIBOR plus the related margin on the
                                            Class A-I Certificates during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.

                                            Investors in the Class A-I Certificates should be aware that the mortgage rates on the mortgage loans in loan group I are generally adjustable monthly or semi-annually based on the related index.
                                            Consequently, the interest that becomes due on the mortgage loans in loan group I during the related due period may be less than interest that would accrue on the Class A-I Certificates, at the rate of certificate LIBOR plus the related margin. In a rising interest rate environment, the Class A-I Certificates may receive interest at the lesser of (a) the weighted average net mortgage rate of the mortgage loans in loan group I or (b) 12.51% for a protracted period of time.
                                            In addition, in this situation, there would be little or no excess cash flow to cover losses and to create overcollateralization.

                                            To the extent the related weighted average net mortgage rate is paid to the Class A-I Certificates, the difference between the related weighted average net mortgage rate and the lesser of certificate
                                            LIBOR plus the related margin and 12.51%, will create a shortfall that will carry forward, with interest thereon. Any resulting shortfall will not be payable by the certificate insurance policy and will only be payable from the excess cash flow on the mortgage loans in loan group I. These shortfalls may remain unpaid on the related clean-up call date or final Distribution Date.

                                            See "Prepayment and Yield Considerations" in this prospectus supplement.

YOU MAY SUFFER LOSSES IF THE CERTIFICATE    Credit enhancement with respect to the offered certificates will be
  INSURER FAILS TO PERFORM ITS OBLIGATIONS  provided by the certificate insurance policy. If the certificate insurer fails or is unable to perform its obligations under the certificate insurance policy, the offered certificateholders will be directly affected by losses on the mortgage loans in the related loan group.

                                            See "The Certificate Insurance Policy and the Certificate Insurer" in
                                            this prospectus supplement.

MORTGAGE LOANS WITH HIGH LOAN-TO-VALUE      Approximately 66.71% of the mortgage loans in loan group I and 67.55%
  RATIOS WILL BE MORE AFFECTED THAN THE     of the mortgage loans in loan group II (as of the cut-off date) will
  OTHER MORTGAGE LOANS BY A DECLINE IN      have loan-to-value ratios in excess of 80% but will not be covered by
  VALUE OF THE RELATED MORTGAGED PROPERTY,  a primary mortgage insurance policy. Such mortgage loans will be
  WHICH MAY RESULT IN A GREATER RISK OF     affected to a greater extent than the other mortgage loans in the
  LOSS WITH RESPECT TO SUCH MORTGAGE LOANS  mortgage pool by any decline in the value of the related mortgaged property. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Any decrease in the value of the mortgaged properties underlying such mortgage loans may result in the allocation of losses to the certificates, to the extent such losses are not covered by additional collateral pledged to secure such mortgage loans, the limited purpose surety bond or credit support hereunder.

REPURCHASES OF MORTGAGE LOANS WILL DEPEND   Substantially all of the mortgage loans have been originated by the
  UPON THE CREDIT OF A THIRD PARTY          seller in the ordinary course of its real estate lending activities.
                                            The seller will make certain representations and warranties in the mortgage loan purchase agreement regarding the mortgage loans and, in the event of a breach of any such representation or warranty that materially and adversely affects the certificateholders or the certificate insurer, the seller will be required either to cure such breach or to repurchase the related mortgage loan or loans.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE     The transfer of the mortgage loans by the seller to the depositor, in
  TIMING AND AMOUNT OF DISTRIBUTIONS ON     each case will be characterized in the mortgage loan purchase
  THE CERTIFICATES                          agreement as a sale transaction. Nevertheless, in the event of a bankruptcy of the seller, the trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.

                                            If such an attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-
                                            through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may

                                            fail to recover their initial investment. Whether or not an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur. The depositor will warrant in the pooling and servicing agreement that the transfer of the mortgage loans to the trust fund is a valid transfer and sale of all of the depositor's right, title and interest in the mortgage loans to the trust fund.

YOU COULD BE ADVERSELY AFFECTED BY          Applicable state laws generally regulate interest rates and other
  VIOLATIONS OF CONSUMER PROTECTION LAWS    charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

                                            See "Legal Aspects of the Mortgage Loans" in the Prospectus.

                                  INTRODUCTION

     The depositor will establish a trust on the closing date, under a pooling and servicing agreement (the "Agreement"), dated as of July 1, 2000, among the depositor, the seller and servicer and the trustee. On the closing date, the depositor will deposit into the trust two groups of mortgage loans that, in the aggregate, will constitute a mortgage pool, secured by first lien one- to four-family residential properties.

     THE STATISTICAL INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT CONCERNING THE MORTGAGE LOANS DESCRIBES THE INITIAL MORTGAGE LOANS AND DOES NOT INCLUDE ADDITIONAL MORTGAGE LOANS WHICH MAY BE INCLUDED IN A LOAN GROUP AFTER THE CLOSING DATE. SEE "THE MORTGAGE POOL--CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS" AND "DESCRIPTION OF THE CERTIFICATES--PRE-FUNDING ACCOUNT."

     You can find a listing of definitions for capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary" beginning on page 101 in the prospectus and under the caption "Glossary of Terms" in this prospectus supplement.

                               THE MORTGAGE POOL

GENERAL

     The mortgage pool will consist of mortgage loans with an aggregate unpaid principal balance of $301,847,771 as of the cut-off date (the "Cut-off Date Pool Balance") after deducting payments due during the month of July 2000. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential properties. The mortgage pool will consist of two groups of mortgage loans, Loan Group I and Loan Group II. The mortgage loans in the two groups are referred to as the Group I Loans and the Group II Loans.

     The trust fund will include, in addition to the mortgage pool, (i) the amounts held from time to time in one or more accounts maintained in the name of the trustee pursuant to the Agreement, by and among Morgan Stanley Dean Witter Capital I Inc., as depositor, Morgan Stanley Dean Witter Credit Corporation, as seller and servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, (ii) the amounts held from time to time in the Collection Account and the Distribution Account maintained in the name of the Trustee pursuant to the Agreement,
(iii) any property which initially secured a mortgage loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies and any insurance proceeds, (v) all of the right, title and interest of the depositor to the mortgage loan purchase agreement as described under "--Assignment of the mortgage loans" below, (vi) the pledge agreements or guaranty agreements, as applicable, in respect of the FlexSource(TM) Loans,
(vii) the Certificate Insurance Policy and the proceeds thereof, (viii) a beneficial interest in the Limited Purpose Surety Bond in respect of the FlexSource(TM) Loans and the proceeds thereof, (ix) any amounts on deposit in the Pre-Funding Account and (x) any amounts on deposit in the Basis Risk Reserve Fund. The rights in respect of the Additional Collateral and the Basis Risk Reserve Fund will not be part of any REMIC.

     Monthly payments of interest and, to the extent described herein, principal on the mortgage loans will be due on each due date for the mortgage loan.

     As set forth in the "Credit Scores" tables below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

GROUP I LOAN CHARACTERISTICS

     On the Closing Date, the Group I Loans will consist of approximately 343 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $211,842,433 (for the Group I Loans, the "CUT-OFF DATE LOAN GROUP BALANCE"). Substantially all of the Group I Loans were originated by the seller in the ordinary course of its real estate lending activities.

     The mortgage rate for the Group I Loans will be adjusted monthly or every six months on the related interest adjustment date. The index for the mortgage rate borne by a Group I Loan may be calculated as follows (in each case rounded to the nearest 1/8th of one percent):

          One-Month LIBOR. The mortgage rate borne by approximately 77.83% of the Group I Loans (by Cut-off Date Loan Group Balance) which is adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of the first day of the month prior to the month in which the related interest adjustment date occurs ("ONE-MONTH LIBOR") plus a margin ranging from 0.875% to 2.750%.

          Six-Month LIBOR. The mortgage rate borne by approximately 15.43% of the Group I Loans (by Cut-off Date Loan Group Balance) which is adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits (the "Six-Month LIBOR Index") as listed under "Money Rates" in The Wall Street Journal most recently available as of 45 days prior to the related Interest Adjustment Date plus a margin ranging from 1.000% to 2.375%.

          One-Year Treasury. The mortgage rate borne by approximately 6.74% of the Group I Loans (by Cut-off Date Loan Group Balance) may be adjusted monthly or semi-annually to equal the weekly average yield on the United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve board in Statistical Release H.15 most recently available, in the case of six-month adjustable Group I Loans 45 days prior to the related interest adjustment date, or as of the first day of the month prior to the month in which the related interest adjustment date occurs, in the case of the monthly adjustable Group I Loans, in each case plus a margin ranging from 1.750% to 3.500%.

     In addition, the mortgagors under the Group I Loans may elect to convert the index upon which the related mortgage rate is based from (a) One-Month LIBOR to One-Year Treasury or Prime Rate (in each case adjustable monthly), (b) from Six-Month LIBOR to One-Year Treasury or Prime Rate (in each case adjustable semi-annually), (c) from One-Year Treasury (adjustable monthly) to One-Month LIBOR or Prime Rate (adjustable monthly) or (d) from One-Year Treasury (adjustable semi-annually) to Six-Month LIBOR or Prime Rate (adjustable semi-annually); provided, however, that such conversion may only be made once, generally, between the 13th and 60th month of the mortgage loan term. The margin for any index to which a mortgagor elects to convert to may be different from the margin on the original index.

     The prime rate for the Group I Loans may be equal to the highest prime rate (the "PRIME RATE") as listed under "Money Rates" in The Wall Street Journal most recently available, in the case of the six-month adjustable Group I Loans, 45 days prior to the related interest adjustment date, or as of the first day of the month prior to the month in which the related interest adjustment date occurs, in the case of monthly adjustable Group I Loans. The mortgage rate on the Group I Loans with an index based on Prime Rate will be Prime Rate plus or minus a specified margin.

     Notwithstanding the foregoing, each of the mortgage loans will be subject to a maximum mortgage rate. The maximum mortgage rates for the mortgage loans range from 12.000% to 14.250%. None of the Group I Loans will be subject to a periodic interest rate cap.

     Approximately 66.71% of the Group I Loans have a Loan-to-Value Ratio in excess of 80%. None of the Group I Loans, including Group I Loans having a Loan-to-Value Ratio greater than 80%, are insured under any policy of primary mortgage insurance or other credit insurance policy. Group I Loans having a Loan-to-Value Ratio at origination greater than 80% are generally FlexSource(TM) Loans, which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee (the "FLEXSOURCE(TM) LOANS"). The weighted average Effective Loan-to-Value Ratio (by Cut-off Date Loan Group Balance) of Group I Loans will be approximately 60.50%. The servicer will attempt to realize for the benefit of the trust fund and the Certificate Insurer on the security interest in the Additional Collateral of a defaulted FlexSource(TM) Loan that is in liquidation. See "The Seller and Its Mortgage Programs" herein.

     Based upon representations obtained from the mortgagors at the time of origination of the Group I Loans, approximately 82.97% of the related mortgaged properties are owner-occupied. As of the Cut-off Date, none of the Group I Loans will be delinquent more than one month.

     The Group I Loans were originated from September 1998 through July 2000. No more than 3.53% (by Cut-Off Date Loan Group Balance) of the mortgaged properties securing the Group I Loans are located in any one zip code area. At origination, the Group I Loans had terms to stated maturity of 25 years. Each Group I Loan is scheduled to pay only interest for the first 10 years of its term. Commencing in its 11th year, each Group I Loan is scheduled to amortize on a 15-year, fully amortizing basis. The latest month and year in which any Group I Loan matures is July 2025. The Group I Loans had remaining terms to stated maturity, calculated as of the Cut-off Date, of between approximately 278 and 300 months and a weighted average remaining term to stated maturity as of the Cut-off Date of approximately 297 months. The mortgage rates borne by the Group I Loans as of the Cut-off Date ranged from 7.500% per annum to 9.250% per annum and the weighted average mortgage rate as of the Cut-off Date was approximately 8.434% per annum. Employees of the seller and servicer and its affiliates are the mortgagors under 6.10% of the Group I Loans.

     Each Group I Loan had an outstanding principal balance as of the Cut-off Date of not less than $30,000 nor more than $6,200,000. The average outstanding principal balance of the Group I Loans as of the Cut-off Date was approximately $617,616.

     Certain additional characteristics with respect to the Group I Loans are set forth below. References herein to percentages of Group I Loans refer in each case to the percentage of the Cut-off Date Loan Group Balance after giving effect to scheduled monthly payments due on or prior to the Cut-off Date. The sum of the percentages in each table below may not equal the total because of rounding. The information set forth below relates to the initial Group I Loans and does not include any additional Group I Loans which may be included after the Cut-off Date.

                                 GROUP I LOANS

                               MORTGAGE RATES (%)

                                                                           NUMBER OF                        % OF
                                                                           MORTGAGE          TOTAL          TOTAL
MORTGAGE RATES (%)                                                         LOANS            BALANCE        BALANCE
------------------------------------------------------------------------   ---------    ---------------    -------
7.251-7.500.............................................................        3       $  2,000,000.00       0.94%
7.501-7.750.............................................................        2          1,205,000.00       0.57
7.751-8.000.............................................................        8          3,027,743.61       1.43
8.001-8.250.............................................................       63         39,149,720.89      18.48
8.251-8.500.............................................................      226        106,429,567.78      50.24
8.501-8.750.............................................................       20         34,762,137.04      16.41
8.751-9.000.............................................................       16         19,802,019.17       9.35
9.001-9.250.............................................................        5          5,466,245.00       2.58
                                                                              ---       ---------------    -------
Total:..................................................................      343       $211,842,433.49     100.00%
                                                                              ===       ===============    =======

Weighted Average: 8.434% per annum

                      MORTGAGE LOAN PRINCIPAL BALANCE ($)

                                                                           NUMBER OF                        % OF
MORTGAGE LOAN                                                              MORTGAGE          TOTAL          TOTAL
PRINCIPAL BALANCE ($)                                                      LOANS            BALANCE        BALANCE
------------------------------------------------------------------------   ---------    ---------------    -------
        0.01-   50,000.00...............................................        4       $    168,000.00       0.08%
   50,000.01-  100,000.00...............................................       31          2,628,849.72       1.24
  100,000.01-  150,000.00...............................................       42          5,337,474.79       2.52
  150,000.01-  200,000.00...............................................       37          6,748,425.41       3.19
  200,000.01-  250,000.00...............................................       27          6,005,626.39       2.83
  250,000.01-  300,000.00...............................................       21          5,672,236.16       2.68
  300,000.01-  350,000.00...............................................       19          6,154,771.00       2.91
  350,000.01-  400,000.00...............................................       19          7,189,642.00       3.39
  400,000.01-  450,000.00...............................................       11          4,717,550.00       2.23
  450,000.01-  500,000.00...............................................       16          7,762,231.46       3.66
  500,000.01-  750,000.00...............................................       46         29,283,974.05      13.82
  750,000.01-1,000,000.00...............................................       20         17,997,964.17       8.50
1,000,000.01-1,250,000.00...............................................       10         11,470,500.00       5.41
1,250,000.01-1,500,000.00...............................................       10         14,144,500.00       6.68
1,500,000.01-1,750,000.00...............................................        8         13,051,297.36       6.16
1,750,000.01-2,000,000.00...............................................        4          7,705,000.00       3.64
2,000,000.01-2,250,000.00...............................................        2          4,230,000.00       2.00
2,250,000.01-2,500,000.00...............................................        1          2,400,000.00       1.13
2,500,000.01-2,750,000.00...............................................        2          5,435,000.00       2.57
2,750,000.01-3,000,000.00...............................................        1          2,999,750.00       1.42
3,000,000.01-3,250,000.00...............................................        1          3,250,000.00       1.53
3,250,000.01-3,500,000.00...............................................        3         10,200,000.00       4.81
3,500,000.01-3,750,000.00...............................................        1          3,546,400.00       1.67
3,750,000.01-4,000,000.00...............................................        2          7,998,729.17       3.78
4,250,000.01-4,500,000.00...............................................        1          4,500,000.00       2.12
4,500,000.01-4,750,000.00...............................................        1          4,560,828.58       2.15
4,750,000.01-5,000,000.00...............................................        1          4,997,395.83       2.36
5,250,000.01-5,500,000.00...............................................        1          5,486,287.40       2.59
6,000,000.01-6,250,000.00...............................................        1          6,200,000.00       2.93
                                                                              ---       ---------------    -------
Total:..................................................................      343       $211,842,433.49     100.00%
                                                                              ===       ===============    =======

Average: $617,616

                          LOAN-TO-VALUE RATIO (%) (1)

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
LOAN-TO-VALUE RATIO (%)                                                     LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
10.01-15.00..............................................................        1      $     50,000.00       0.02%
20.01-25.00..............................................................        3           219,900.00       0.10
25.01-30.00..............................................................        1           157,474.99       0.07
30.01-35.00..............................................................        4         2,899,331.11       1.37
35.01-40.00..............................................................        4         3,897,116.86       1.84
40.01-45.00..............................................................        3           861,000.00       0.41
45.01-50.00..............................................................        7         6,375,000.00       3.01
50.01-55.00..............................................................        6         3,299,999.63       1.56
55.01-60.00..............................................................        4         1,578,934.38       0.75
60.01-65.00..............................................................        9        12,607,395.83       5.95
65.01-70.00..............................................................       13         7,381,282.70       3.48
70.01-75.00..............................................................        9        10,965,631.67       5.18
75.01-80.00..............................................................       57        20,229,376.31       9.55
80.01-85.00..............................................................        7         3,529,880.57       1.67
85.01-90.00..............................................................        5         4,133,000.00       1.95
90.01-95.00..............................................................       13        13,751,109.58       6.49
95.01-100.00.............................................................      195       118,763,269.86      56.06
100.01 >=................................................................        2         1,142,730.00       0.54
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

Weighted Average: 87.08%
------------------
(1) "Loan-to-Value Ratio" means a fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related mortgage loan as of the Cut-off Date and the denominator of which is the appraised value of the related mortgaged property at such time or, in the case of a mortgage loan financing the acquisition of the mortgaged property, the sales price of the mortgaged property, if such sales price is less than such appraised value.

                                   MARGIN (%)

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
MARGIN (%)                                                                  LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
0.751-1.000..............................................................        2      $  1,900,000.00       0.90%
1.251-1.500..............................................................       21        12,127,938.00       5.72
1.501-1.750..............................................................      218        96,719,145.85      45.66
1.751-2.000..............................................................       52        64,362,115.94      30.38
2.001-2.250..............................................................       39        29,428,530.54      13.89
2.251-2.500..............................................................        7         5,332,703.16       2.52
2.501-2.750..............................................................        1            95,000.00       0.04
2.751-3.000..............................................................        2           997,000.00       0.47
3.251-3.500..............................................................        1           880,000.00       0.42
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

Weighted Average: 1.881% per annum

                           MAXIMUM MORTGAGE RATES (%)

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
MAXIMUM MORTGAGE RATES (%)                                                  LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
11.751-12.000............................................................        5      $ 11,843,131.74       5.59%
12.251-12.500............................................................       10         8,998,000.29       4.25
12.501-12.750............................................................       63        35,054,344.31      16.55
12.751-13.000............................................................      126        62,704,140.11      29.60
13.001-13.250............................................................       73        49,417,325.03      23.33
13.251-13.500............................................................       48        26,207,692.01      12.37
13.501-13.750............................................................       10         7,642,000.00       3.61
13.751-14.000............................................................        5         8,087,500.00       3.82
14.001-14.250............................................................        3         1,888,300.00       0.89
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

Weighted Average: 12.996% per annum

                         MONTH OF NEXT RATE ADJUSTMENT

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
MONTH OF NEXT RATE ADJUSTMENT                                               LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
July 2000................................................................      243      $151,763,003.38      71.64%
August 2000..............................................................       39        20,688,179.00       9.77
September 2000...........................................................        1         4,997,395.83       2.36
October 2000.............................................................       26        14,354,554.15       6.78
November 2000............................................................       12         9,928,713.17       4.69
December 2000............................................................       10         5,805,472.80       2.74
January 2001.............................................................       12         4,305,115.16       2.03
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

Weighted Average: July 2000

                GEOGRAPHIC DISTRIBUTION BY MORTGAGE LOAN BALANCE

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
GEOGRAPHIC DISTRIBUTION BY MORTGAGE LOAN BALANCE                            LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
California...............................................................       81      $ 77,270,525.72      36.48%
Florida..................................................................       37        30,518,310.83      14.41
Washington...............................................................       17        14,881,628.58       7.02
Texas....................................................................       23        14,872,260.57       7.02
Georgia..................................................................        8         9,265,784.37       4.37
New York.................................................................       19         7,215,787.34       3.41
New Jersey...............................................................       18         6,697,880.94       3.16
Connecticut..............................................................        6         6,437,300.00       3.04
Massachusetts............................................................        6         5,187,500.00       2.45
Arizona..................................................................       17         5,123,717.89       2.42
Illinois.................................................................       12         4,079,948.40       1.93
Maryland.................................................................        7         3,827,906.00       1.81
Virginia.................................................................        9         3,585,080.00       1.69
Wisconsin................................................................        2         3,511,927.81       1.66
Ohio.....................................................................       10         1,894,621.59       0.89
Colorado.................................................................        5         1,739,800.00       0.82
Nevada...................................................................        6         1,260,877.75       0.60
Tennessee................................................................        3         1,211,299.00       0.57
South Carolina...........................................................        3         1,120,000.00       0.53
Indiana..................................................................        4         1,094,116.67       0.52
Hawaii...................................................................        5         1,066,500.00       0.50
Kansas...................................................................        2         1,042,560.00       0.49
Oklahoma.................................................................        8         1,003,800.00       0.47
Kentucky.................................................................        2           928,000.00       0.44
Maine....................................................................        3           883,315.16       0.42
Pennsylvania.............................................................        3           833,500.00       0.39
Missouri.................................................................        2           702,900.00       0.33
Oregon...................................................................        3           624,912.50       0.29
Idaho....................................................................        2           489,342.00       0.23
Louisiana................................................................        2           481,098.00       0.23
Arkansas.................................................................        3           442,300.00       0.21
New Mexico...............................................................        3           415,000.00       0.20
Michigan.................................................................        1           400,000.00       0.19
North Carolina...........................................................        2           354,272.00       0.17
District of Columbia.....................................................        1           340,000.00       0.16
Minnesota................................................................        3           274,460.37       0.13
Rhode Island.............................................................        1           269,000.00       0.13
Alabama..................................................................        1           260,000.00       0.12
Alaska...................................................................        1           120,000.00       0.06
New Hampshire............................................................        1            67,200.00       0.03
Vermont..................................................................        1            48,000.00       0.02
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

Number of States Represented: 41 (includes the District of Columbia)

                                 PROPERTY TYPE

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
PROPERTY TYPE                                                               LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
Single Family Residence..................................................      236      $159,175,351.55      75.14%
PUD......................................................................       56        32,621,413.20      15.40
Condo....................................................................       41        13,712,469.11       6.47
2-4 Family...............................................................        6         5,721,199.63       2.70
Townhouse................................................................        4           612,000.00       0.29
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

                                   OCCUPANCY

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
OCCUPANCY                                                                   LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
Primary..................................................................      283      $175,759,253.60      82.97%
Second Home..............................................................       56        35,262,079.89      16.65
Investment...............................................................        4           821,100.00       0.39
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

                                    PURPOSE

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
PURPOSE                                                                     LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
Purchase.................................................................      299      $178,966,209.26      84.48%
Refinance--Cashout.......................................................       39        31,988,421.86      15.10
Refinance--Rate Term.....................................................        5           887,802.37       0.42
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

                              DOCUMENTATION LEVEL

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
DOCUMENTATION LEVEL                                                         LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
Lite.....................................................................      198      $121,087,071.65      57.16%
Alternative..............................................................      130        80,734,784.89      38.11
Unknown..................................................................        2         5,231,698.99       2.47
No Income Verifier.......................................................       12         3,033,877.96       1.43
Full.....................................................................        1         1,755,000.00       0.83
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

                                CREDIT SCORE(1)

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
CREDIT SCORE                                                                LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
<501.....................................................................        6      $  2,644,050.00       1.25%
501-525..................................................................        1           234,303.16       0.11
526-550..................................................................        1           612,000.00       0.29
551-575..................................................................        5         3,075,865.00       1.45
576-600..................................................................        6         3,907,399.64       1.84
601-625..................................................................       11        13,782,771.72       6.51
626-650..................................................................       17         7,227,570.00       3.41
651-675..................................................................       33        17,791,817.91       8.40
676-700..................................................................       39        32,181,776.17      15.19
701-725..................................................................       50        37,737,573.22      17.81
726-750..................................................................       59        36,881,500.08      17.41
751-775..................................................................       65        39,825,423.51      18.80
776-800..................................................................       42        12,823,983.08       6.05
801-825..................................................................        8         3,116,400.00       1.47
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

------------------
(1) See discussion above under "--General."

                      EFFECTIVE LOAN-TO-VALUE RATIO (%)(1)

                                                                            NUMBER
                                                                              OF                            % OF
                                                                            MORTGAGE         TOTAL          TOTAL
EFFECTIVE LOAN-TO-VALUE RATIO (%)                                           LOANS           BALANCE        BALANCE
-------------------------------------------------------------------------   --------    ---------------    -------
(less
than) 15.00..............................................................        4      $  4,208,874.99       1.99%
15.01-25.00..............................................................        6         4,284,900.00       2.02
25.01-35.00..............................................................        6         8,942,220.68       4.22
35.01-45.00..............................................................        8         6,508,116.86       3.07
45.01-55.00..............................................................       28        31,499,328.21      14.87
55.01-65.00..............................................................       57        57,912,350.73      27.34
65.01-70.00..............................................................      161        67,890,722.64      32.05
70.01-75.00..............................................................       11         8,486,662.50       4.01
75.01-80.00..............................................................       56        20,079,376.31       9.48
80.01-85.00..............................................................        6         2,029,880.57       0.96
                                                                              ----      ---------------    -------
Total:...................................................................      343      $211,842,433.49     100.00%
                                                                              ====      ===============    =======

------------------

Weighted Average by Current Balance: 60.50%
------------------
(1) "Effective Loan-to-Value Ratio" means a fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related mortgage loan as of the Cut-off Date, less the amount secured by the additional collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related mortgaged property at such time or, in the case of a mortgage loan financing the acquisition of the mortgaged property, the sales price of the mortgaged property, if such sales price is less than such appraised value.

GROUP II LOAN CHARACTERISTICS

     On the Closing Date, the Group II Loans will consist of approximately 307 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $90,005,337 (for the Group II Loans, the "Cut-off Date Loan Group Balance"). Substantially all of the Group II Loans were originated by the seller in the ordinary course of its real estate lending activities.

     The mortgage rate for the Group II Loans will be fixed until adjusted approximately five years after the origination thereof and semi-annually thereafter. The adjusted mortgage rate borne by a Group II Loan will be calculated based on Six-Month LIBOR.

     Notwithstanding the foregoing, each of the Group II Loans will be subject to a maximum mortgage rate. The maximum mortgage rates for the Group II Loans range from 12.00% to 15.375%. The Group II Loans will be subject to a periodic interest rate cap of 6.00% per annum, in respect of the first adjustment and 2.00% per annum in respect of each subsequent adjustment.

     Approximately 67.55% of the Group II Loans have a Loan-to-Value Ratio as of the Cut-off Date in excess of 80%. None of the Group II Loans, including
Group II Loans having a Loan-to-Value Ratio greater than 80%, are insured under any policy of primary mortgage insurance or other credit insurance policy.
Group II Loans having a Loan-to-Value Ratio at origination greater than 80% are generally FlexSource(TM) Loans, which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee (the "FLEXSOURCE(TM) LOANS"). The weighted average Effective Loan-to-Value Ratio (by Cut-off Date Loan Group Balance) on the Group II Loans will be approximately 66.57%. The servicer will attempt to realize for the benefit of the trust fund and the Certificate Insurer on the security interest in the Additional Collateral of a defaulted FlexSource(TM) Loan that is in liquidation. See "The Seller and Its Mortgage Programs" herein.

     Based upon representations obtained from the mortgagors at the time of origination of the Group II Loans, approximately 81.01% of the related mortgaged properties are owner-occupied. As of the Cut-off Date, none of the Group II Loans will be delinquent one or more months.

     The Group II Loans were originated from May 2000 through July 2000. No more than 1.72% (by Cut-Off Date Loan Group Balance) of the mortgaged properties securing the Group II Loans are located in any one zip code area. At origination, the Group II Loans had terms to stated maturity of 30 years. Each Group II Loan is scheduled to pay only interest for the first 5 years of its term. Commencing in its 6th year, each Group II Loan is scheduled to amortize on a 25-year, fully amortizing basis. The latest month and year in which any Group II Loan matures is July 2030. The mortgage loans had remaining terms to stated maturity, calculated as of the Cut-off Date, of between approximately 358 and 360 months and a weighted average remaining term to stated maturity as of the Cut-off Date of approximately 359 months. The mortgage rates borne by the Group II Loans as of the Cut-off Date ranged from 7.250% per annum to 9.375% per annum and the weighted average mortgage rate as of the Cut-off Date was approximately 8.524% per annum.

     Each Group II Loan has an outstanding principal balance as of the Cut-off Date of not less than $39,975 nor more than $1,550,000. The average outstanding principal balance of the Group II Loans as of the Cut-off Date was approximately $293,177.

     Certain additional characteristics with respect to the Group II Loans are set forth below. References herein to percentages of Group II Loans refer in each case to the percentage of the Cut-off Date Loan Group Balance after giving effect to scheduled monthly payments due on or prior to the Cut-off Date. The sum of the percentages in each table below may not equal the total because of rounding. The information set forth below relates to the initial Group II Loans and does not include any additional Group II Loans which may be included after the Cut-off Date.

                                 GROUP II COLLATERAL

                               MORTGAGE RATES (%)

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
MORTGAGE RATES (%)                                                           LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
7.001-7.250...............................................................        1      $   186,000.00       0.21%
7.501-7.750...............................................................        2          633,500.00       0.70
7.751-8.000...............................................................        2        1,213,990.00       1.35
8.001-8.250...............................................................       63       15,670,482.50      17.41
8.251-8.500...............................................................      134       39,249,288.63      43.61
8.501-8.750...............................................................       44       14,238,365.59      15.82
8.751-9.000...............................................................       58       15,919,210.40      17.69
9.001-9.250...............................................................        2        2,595,000.00       2.88
9.251-9.500...............................................................        1          299,500.00       0.33
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

Weighted Average: 8.524% per annum

                      MORTGAGE LOAN PRINCIPAL BALANCE ($)

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
MORTGAGE LOAN PRINCIPAL BALANCE ($)                                          LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
         0.01-   50,000.00.................................................        4      $   176,475.00       0.20%
     50,000.01- 100,000.00.................................................       37        2,935,019.80       3.26
    100,000.01- 150,000.00.................................................       51        6,502,697.94       7.22
    150,000.01- 200,000.00.................................................       48        8,528,440.24       9.48
    200,000.01- 250,000.00.................................................       29        6,627,322.25       7.36
    250,000.01- 300,000.00.................................................       27        7,574,605.00       8.42
    300,000.01- 350,000.00.................................................       25        8,082,231.96       8.98
    350,000.01- 400,000.00.................................................       23        8,784,755.00       9.76
    400,000.01- 450,000.00.................................................       13        5,521,649.00       6.13
    450,000.01- 500,000.00.................................................       14        6,706,245.00       7.45
    500,000.01- 750,000.00.................................................       22       13,678,395.93      15.20
   750,000.01-1,000,000.00.................................................        9        8,392,500.00       9.32
 1,000,000.01-1,250,000.00.................................................        2        2,270,000.00       2.52
 1,250,000.01-1,500,000.00.................................................        2        2,675,000.00       2.97
 1,500,000.01-1,750,000.00.................................................        1        1,550,000.00       1.72
                                                                                ----      --------------     ------
     Total:...............................................................       307      $90,005,337.12     100.00%
                                                                                ====      ==============     ======

Average: $293,177

                           LOAN-TO-VALUE RATIO (%)(1)

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
LOAN-TO-VALUE RATIO (%)                                                      LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
 15.01- 20.00.............................................................        1      $ 1,000,000.00       1.11%
 25.01- 30.00.............................................................        1          600,000.00       0.67
 30.01- 35.00.............................................................        1           50,000.00       0.06
 35.01- 40.00.............................................................        4          524,500.00       0.58
 40.01- 45.00.............................................................        1          200,000.00       0.22
 45.01- 50.00.............................................................        3        2,442,500.00       2.71
 50.01- 55.00.............................................................        4          528,000.00       0.59
 55.01- 60.00.............................................................        4          795,400.00       0.88
 60.01- 65.00.............................................................        8        1,661,085.00       1.85
 65.01- 70.00.............................................................        4        1,275,000.00       1.42
 70.01- 75.00.............................................................       13        3,913,170.00       4.35
 75.01- 80.00.............................................................       72       16,214,631.86      18.02
 80.01- 85.00.............................................................        2          464,000.00       0.52
 85.01- 90.00.............................................................        6        1,836,725.00       2.04
 90.01- 95.00.............................................................        9        2,991,851.76       3.32
 95.01-100.00.............................................................      173       54,872,973.50      60.97
100.01 >=.................................................................        1          635,500.00       0.71
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

Weighted Average: 89.33%
------------------

(1) "Loan-to-Value Ratio" means a fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related mortgage loan as of the Cut-off Date and the denominator of which is the appraised value of the related mortgaged property at such time or, in the case of a mortgage loan financing the acquisition of the mortgaged property, the sales price of the mortgage property, if such sales price is less than such appraised value.

                                   MARGIN (%)

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
MARGIN (%)                                                                   LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
2.000.....................................................................      307      $90,005,337.12     100.00%
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

Weighted Average: 2.000% per annum

                           MAXIMUM MORTGAGE RATES (%)

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
MAXIMUM MORTGAGE RATES (%)                                                   LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
11.751-12.000.............................................................        1      $   227,941.25       0.25%
13.001-13.250.............................................................        1          186,000.00       0.21
13.501-13.750.............................................................        2          633,500.00       0.70
13.751-14.000.............................................................        2        1,213,990.00       1.35
14.001-14.250.............................................................       63       15,670,482.50      17.41
14.251-14.500.............................................................      133       39,021,347.38      43.35
14.501-14.750.............................................................       44       14,238,365.59      15.82
14.751-15.000.............................................................       58       15,919,210.40      17.69
15.001-15.250.............................................................        2        2,595,000.00       2.88
15.251-15.500.............................................................        1          299,500.00       0.33
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

Weighted Average: 14.518% per annum

                         MONTH OF NEXT RATE ADJUSTMENT

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
MONTH OF NEXT RATE ADJUSTMENT                                                LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
May  2005.................................................................       85      $27,380,252.49      30.42%
June 2005.................................................................      114       30,327,321.47      33.70
July 2005.................................................................      108       32,297,763.16      35.88
                                                                             --------    --------------    --------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                             ========    ==============    ========

Weighted Average: June 2005

                GEOGRAPHIC DISTRIBUTION BY MORTGAGE LOAN BALANCE

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
GEOGRAPHIC DISTRIBUTION BY MORTGAGE LOAN BALANCE                             LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
California................................................................       75      $31,413,392.32      34.90%
Florida...................................................................       44        9,559,925.03      10.62
New Jersey................................................................       16        5,694,200.00       6.33
Illinois..................................................................       19        5,177,736.00       5.75
New York..................................................................       11        4,771,470.00       5.30
Texas.....................................................................       16        4,177,351.50       4.64
Massachusetts.............................................................        7        3,159,000.00       3.51
Arizona...................................................................       13        2,769,951.00       3.08
Washington................................................................        9        2,419,860.31       2.69
Virginia..................................................................        6        1,938,367.00       2.15
Georgia...................................................................        6        1,862,400.00       2.07
Colorado..................................................................        5        1,383,163.69       1.54
Tennessee.................................................................        8        1,326,340.00       1.47
Kentucky..................................................................        2        1,121,500.00       1.25
Hawaii....................................................................        3          973,000.00       1.08
Michigan..................................................................        5          894,151.76       0.99
North Carolina............................................................        2          813,290.00       0.90
Maryland..................................................................        3          807,000.00       0.90
Connecticut...............................................................        4          746,900.00       0.83
Oregon....................................................................        3          704,500.00       0.78
Indiana...................................................................        3          692,190.00       0.77
Pennsylvania..............................................................        6          690,275.00       0.77
Minnesota.................................................................        4          682,400.00       0.76
New Mexico................................................................        4          682,000.00       0.76
Idaho.....................................................................        3          598,010.00       0.66
Missouri..................................................................        2          569,000.00       0.63
Louisiana.................................................................        2          430,000.00       0.48
Wisconsin.................................................................        2          429,986.46       0.48
Ohio......................................................................        3          384,098.54       0.43
Mississippi...............................................................        2          345,425.21       0.38
Delaware..................................................................        2          340,400.00       0.38
Nevada....................................................................        2          316,900.00       0.35
Vermont...................................................................        2          293,941.25       0.33
Oklahoma..................................................................        2          278,900.00       0.31
Maine.....................................................................        2          276,000.00       0.31
South Carolina............................................................        1          275,000.00       0.31
District of Columbia......................................................        1          235,000.00       0.26
Kansas....................................................................        2          204,312.05       0.23
Nebraska..................................................................        1          173,000.00       0.19
Alabama...................................................................        1          152,000.00       0.17
Montana...................................................................        1          101,000.00       0.11
Rhode Island..............................................................        1           92,000.00       0.10
Arkansas..................................................................        1           50,000.00       0.06
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

Number of States Represented: 43 (includes the District of Columbia)

                                 PROPERTY TYPE

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
PROPERTY TYPE                                                                LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
Single Family Residence...................................................      180      $56,860,557.13      63.17%
PUD.......................................................................       58       17,264,334.45      19.18
Condo.....................................................................       56       11,951,382.71      13.28
2-4 Family................................................................        8        3,180,526.83       3.53
Townhouse.................................................................        5          748,536.00       0.83
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

                                   OCCUPANCY

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
OCCUPANCY                                                                    LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
Primary...................................................................      243      $72,911,000.83      81.01%
Second Home...............................................................       57       15,259,404.25      16.95
Investment................................................................        7        1,834,932.04       2.04
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

                                    PURPOSE

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
PURPOSE                                                                      LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
Purchase..................................................................      283      $82,539,535.20      91.71%
Refinance-Cashout.........................................................       22        6,963,607.96       7.74
Refinance-Rate Term.......................................................        2          502,193.96       0.56
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

                              DOCUMENTATION LEVEL

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
DOCUMENTATION LEVEL                                                          LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
Lite......................................................................      155      $48,074,476.06      53.41%
Alternative...............................................................      145       40,400,121.06      44.89
No Income Verifier........................................................        2          664,500.00       0.74
Unknown...................................................................        2          463,000.00       0.51
Full......................................................................        3          403,240.00       0.45
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

                                CREDIT SCORE(1)

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
CREDIT SCORE                                                                 LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
<526......................................................................        4      $   841,500.00       0.93%
 526-550..................................................................        2          760,000.00       0.84
 551-575..................................................................        1          248,000.00       0.28
 576-600..................................................................        8        1,890,320.00       2.10
 601-625..................................................................       16        5,164,881.04       5.74
 626-650..................................................................       33       12,117,157.99      13.46
 651-675..................................................................       33        8,656,010.25       9.62
 676-700..................................................................       29        7,247,382.29       8.05
 701-725..................................................................       33        9,800,684.92      10.89
 726-750..................................................................       47       16,948,049.32      18.83
 751-775..................................................................       50       13,438,588.31      14.93
 776-800..................................................................       43       11,780,463.00      13.09
 801-825..................................................................        8        1,112,300.00       1.24
                                                                               ====      ==============     ======
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

------------------

(1) See discussion above under "--General."

                      EFFECTIVE LOAN-TO-VALUE RATIO (%)(1)

                                                                             NUMBER
                                                                               OF                           % OF
                                                                             MORTGAGE        TOTAL          TOTAL
EFFECTIVE LOAN-TO-VALUE RATIO (%)                                            LOANS          BALANCE        BALANCE
--------------------------------------------------------------------------   --------    --------------    --------
<15.00....................................................................        1      $   710,000.00       0.79%
 15.01-25.00..............................................................        3        1,562,770.00       1.74
 25.01-35.00..............................................................        3          788,010.00       0.88
 35.01-45.00..............................................................        8        1,630,400.00       1.78
 45.01-55.00..............................................................       15        5,717,957.04       6.35
 55.01-65.00..............................................................       39       14,424,237.69      16.03
 65.01-70.00..............................................................      154       45,447,160.53      50.49
 70.01-75.00..............................................................       11        3,313,170.00       3.68
 75.01-80.00..............................................................       72       16,214,631.86      18.02
 80.01-85.00..............................................................        1          224,000.00       0.25
                                                                               ----      --------------     ------
     Total:...............................................................      307      $90,005,337.12     100.00%
                                                                               ====      ==============     ======

------------------

Weighted Average by Current Balance: 66.57%

(1) "Effective Loan-to-Value Ratio" means a fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related mortgage loan as of the Cut-off Date less the amount secured by the additional collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related mortgaged property at such time or, in the case of a mortgage loan financing the acquisition of the mortgaged property, the sales price of the mortgaged property, if such sales price is less than such appraised value.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     On the closing date the excess of the Class A-I Principal Balance over the Cut-off Date Loan Group Balance for the Group I Loans (which excess is not expected to exceed $20,000,000) and the excess of the Class A-II Principal Balance over 98% of the Cut-off Date Loan Group Balance for the Group II Loans (which is not expected to exceed $20,000,000) will be deposited in two sub-accounts in the Pre-Funding Account established and maintained by the trustee on behalf of the certificateholders. The amount on deposit in one sub-account will be allocated to purchase adjustable rate mortgage loans based on the same indices as the initial Group I Loans to be included in the Group I Loans and the amount on deposit in the second sub-account will be allocated to purchase mortgage loans with fixed mortgage rates adjusting five years after origination pursuant to terms similar to the initial Group II Loans to be included in the Group II Loans. During the pre-funding period, the depositor is expected to purchase mortgage loans originated by the seller after July 1, 2000 from the seller and sell those subsequent mortgage loans to the trust fund as described below. The purchase price for each subsequent mortgage loan will equal the principal balance of such subsequent mortgage loan as of the date of origination of such subsequent mortgage loan (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid from the related sub-accounts account. Accordingly, the purchase of subsequent mortgage loans will decrease the amount on deposit in the related sub-account and increase the aggregate Stated Principal Balance of the mortgage loans in the related loan group. Amounts on deposit in the sub-account for one loan group may not be used to purchase loans for the other loan group.

     Pursuant to the Agreement, the conveyance of subsequent mortgage loans may be made on any business day during the pre-funding period, subject to certain conditions in the Agreement being satisfied, including that:

          o the subsequent mortgage loans conveyed on the subsequent transfer date satisfy the same representations and warranties applicable to all mortgage loans,

          o the subsequent mortgage loans conveyed on the subsequent transfer date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

          o the trustee receives an opinion of counsel with respect to the validity of the conveyance of the subsequent mortgage loans conveyed on the subsequent transfer date and the absence of any adverse effect on the REMICs,

          o the conveyance of the subsequent mortgage loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates,

          o no subsequent mortgage loan conveyed on the subsequent transfer date was 30 or more days delinquent,

          o each subsequent mortgage loan conveyed on the subsequent transfer date is secured by a first lien on the related mortgaged property,

          o following the conveyance of the subsequent mortgage loans on the subsequent transfer date, the characteristics of each loan group to which mortgage loans were added pursuant to such conveyance will remain substantially similar to the characteristics of each loan group as of the Cut-off Date; and

          o the Certificate Insurer must consent, which consent shall not be unnecessarily withheld, to the purchase of the subsequent mortgage loans notwithstanding the fact that the subsequent mortgage loans meet the parameters stated herein.

ASSIGNMENT OF THE MORTGAGE LOANS

     The depositor will purchase the mortgage loans from the seller pursuant to a mortgage loan purchase agreement dated as of July 1, 2000 among the seller and the depositor. Under the mortgage loan purchase agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, certain characteristics of the mortgage loans and, subject to the limitations described below, will be obligated as herein described to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders or the Certificate Insurer in such mortgage loan.

     Pursuant to the Agreement, on the Closing Date the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee, in trust for the benefit of the holders of the certificates and the Certificate Insurer, all right, title and interest of the depositor in and to (i) each mortgage loan, (ii) the mortgage loan purchase agreement and (iii) certain other assets included in the trust fund, including all principal and interest due and received by the servicer with respect to the mortgage loans after the Cut-off Date (to the extent not applied in computing the Cut-off Date Pool Balance). Under the Agreement, the depositor will assign all its right, title and interest in and to the representations, warranties and covenants made by the seller in the mortgage loan purchase agreement (including the repurchase obligations described above) to the trustee for the benefit of the certificateholders and the Certificate Insurer. Except for a representation and warranty by the depositor with respect to its ownership of the mortgage loans free of any liens, the depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates other than the repurchase or substitution obligations described above and below.

     In connection with such transfer and assignment of the mortgage loans, the seller will deliver or cause to be delivered to the trustee, among other things, the original mortgage note (and any modification or amendment thereto) endorsed pursuant to the Agreement, the original mortgage with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the custodian for the Trustee as soon as the same is available to the seller). Assignments of the mortgage loans to the trustee (or its nominee) will be delivered to the trustee within 90 days following the Closing Date. The Agreement will generally not require the servicer to record the assignments of the mortgage loans delivered to the trustee provided that the long-term senior unsecured debt obligations of Morgan Stanley Dean Witter & Co., the indirect parent of the seller, have not been downgraded below a rating of "A3" by Moody's or "A-" by Standard & Poor's, or the short-term senior unsecured debt rating of Morgan Stanley Dean Witter & Co. has not been downgraded below "A-1" by Standard & Poor's and certain other conditions are met. In the event that the conditions are not met, the servicer will record the assignments of the mortgage for each such mortgage loan delivered to the trustee except as otherwise provided in the Agreement.

     The trustee will review, or cause to be reviewed, each Mortgage File within 90 days of the Closing Date (or promptly after the trustee's receipt of any document permitted to be delivered after the Closing Date) and will hold such documents in trust for the benefit of the certificateholders and the Certificate Insurer. If any document is found to be missing or defective in any material respect, the trustee is required to notify the seller and the Certificate Insurer in writing. If the seller cannot or does not cure such omission or defect within 90 days after its receipt of notice from the trustee, the seller is required to repurchase such defective mortgage loan from the trust fund at a price equal to the sum of (a) 100% of the outstanding principal balance thereof,
(b) unpaid accrued interest thereon from the due date to which interest was last paid by the mortgagor to the due date immediately preceding the repurchase and
(c) any unreimbursed servicing advances not included in clauses (a) and
(b) above. Rather than repurchase the defective mortgage loan as provided above, the seller may remove such mortgage loan (a "DELETED MORTGAGE LOAN") from the Trust Fund and substitute in its place one or more mortgage loans of like kind (such loan or loans, collectively, a "REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections of the trust fund or result in a prohibited transaction tax under the Internal Revenue Code.

     Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of (and not less than 90% of) the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the seller in the Collection Account not later than the succeeding Determination Date and held for distribution to the holders of the certificates on the related Distribution Date), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan,
(iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if mortgage loans equal to 1% or more of the aggregate Cut-off Date Loan Group Balance of a loan group have become Deleted mortgage loans, not more than two percentage points more than that of the Deleted Mortgage Loan in the loan group,
(iv) have an Effective Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate,
(vii) have the same or higher credit score, (viii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan,
(ix) be a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Internal Revenue Code, and (x) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

                      THE SELLER AND ITS MORTGAGE PROGRAMS

GENERAL

     The Seller is an indirect wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. In August 1999, it changed it name from NOVUS Financial Corporation to Morgan Stanley Dean Witter Credit Corporation. The Seller is a retail residential mortgage lender that originates and services loans for borrowers who are clients of Morgan Stanley Dean Witter & Co. Clients are introduced to the Seller typically through Morgan Stanley Dean Witter brokerage account relationships, and through Discover Card cardmember relationships. The Seller utilizes each of these companies' sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail or via inserts in existing account statements.

     The Seller is structured to operate nationally on a remote basis and through the World Wide Web. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process. The Seller's loan origination, servicing, and collection systems are fully integrated providing a more flexible, user-friendly technology foundation and enhanced customer service. In order to provide convenient customer service for all U.S. properties, the Seller maintains corporate licensing/authorization to conduct business in all 50 states.

ORIGINATION

     Generally, a potential borrower may submit written or telephone applications which provide pertinent information about the applicant's ability to repay the proposed loan. Information supporting the potential borrower's assets, liabilities, income and expenses is required. Such information typically includes verification of income, deposits and mortgage payment history. Additionally, the Seller obtains and reviews a property appraisal, title policy, credit bureau reporting credit history, analysis of income supporting repayment ability and proof of insurance coverage.

     A potential borrower's ability to make the proposed loan payments is measured by the applicant's income ratio, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower's total monthly debt service divided by total monthly gross income. The Seller typically allows for a debt-to-income of 40% when the borrower's annual income is less than or equal to

$75,000 or 45% when the borrower's annual income is greater than $75,000. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

     The adequacy of the mortgaged property as security for the proposed mortage loan will generally be determined by an appraisal acceptable to the Seller. Appraisals are conducted by independent appraisers acceptable to the Seller. Appraisals over 180 days old will not be sufficient if conducted by an independent appraiser engaged by the potential borrower. If the proposed loan amount exceeds $1,000,000, a second appraisal will be required.

     Loans that have a loan-to-value ratio in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (generally securities) owned by the borrower or (ii) supported by a third party guarantee (generally a parent of the borrower), which in turn is secured by a security interest in collateral (generally securities). Such loans are also referred to herein as "FLEXSOURCE(TM) LOANS", and the collateral referred to in clauses (i) and (ii) is herein referred to as "ADDITIONAL COLLATERAL". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, the seller may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such FlexSource(TM) Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such FlexSource(TM) Loan is reduced to the seller's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by the seller. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of a FlexSource(TM) Loan will be assigned to the trustee but will not be part of a REMIC. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. Ambac Assurance Corporation, as surety bond provider (the "SURETY BOND PROVIDER"), has provided a "LIMITED PURPOSE SURETY BOND" which is intended to guarantee the receipt by the trust fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related FlexSource(TM) Loan) to the extent any such shortfall results in a loss of principal on such FlexSource(TM) Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any losses on the FlexSource(TM) Loans that are recoverable or sought to be recovered as a voidable preference under applicable law.

DELINQUENCY AND LOAN LOSS EXPERIENCE

     The table below sets forth information relating to the delinquency and loan loss experience on the loans originated under the Morgan Stanley Dean Witter First Mortgage Program which includes the mortgage loans originated pursuant to guidelines similar to those applicable to the Group I Loans and Group II Loans. These loans were originated by the seller and were being serviced by the seller on November 30, 1995, November 30, 1996, November 30, 1997, November 30, 1998, November 30, 1999 and June 30, 2000. The delinquency and loan loss experience represents the historical experience of the seller, and there can be no assurance that the future experience on the mortgage loans in the trust fund will be more or less favorable than set forth below.

                          DELINQUENCY AND LOSS HISTORY

                                                                                                                      SEVEN
                                                   FISCAL YEAR ENDED NOVEMBER 30,                                     MONTHS
                   ----------------------------------------------------------------------------------------------     ENDED
                                                                                                                     JUNE 30,
                         1995               1996               1997               1998                1999             2000
                   ----------------   ----------------   ----------------   ----------------   ------------------   ----------
                      $         #        $         #        $         #        $         #         $          #         $
                   --------   -----   --------   -----   --------   -----   --------   -----   ----------   -----   ----------
                                                             (DOLLARS IN THOUSANDS)
First Mortgage
  Program
  Mortgage Loans
  Outstanding....  $118,743     626   $177,371   1,011   $347,419   2,095   $747,776   4,507   $1,322,472   6,880   $1,712,093
Delinquency
  Period:(1).....
  30-59 Days       $     56       1   $    617       4   $    760       6   $    182       2   $    1,126       6   $    2,344
  60-89 Days.....  $     --      --   $  1,931       3   $     --      --   $     --      --   $       --      --   $       --
  90 Days or
    More.........  $     --      --   $  1,449       3   $    318       2   $    800       5   $      218       3   $      316
                   --------   -----   --------   -----   --------   -----   --------   -----   ----------   -----   ----------
Total
  Delinquency....  $     56       1   $  3,997      10   $  1,078       8   $    982       7   $    1,344       9   $    2,660
Percent of Loan
  Portfolio......      0.05%   0.16%      2.25%   0.99%      0.31%   0.38%      0.13%   0.16%        0.10%   0.13%        0.16%
Foreclosures:
  Outstanding....                --      2,511       4        318       2        800       5          264       3          614
  Percent of Loan
    Portfolio....      0.00%   0.00%      1.42%   0.40%      0.09%   0.10%      0.11%   0.11%        0.02%   0.04%        0.04%
Average Portfolio
  Balance (2)....  $ 69,486     378   $141,620     780   $248,051   1,467   $527,914   3,231   $1,019,303   5,770   $1,495,032
Gross Losses.....  $     (1)          $     (1)          $    400           $    (13)          $       41           $       39
Recoveries.......  $     --           $     --           $     (5)          $     --           $       (6)          $       (0)
Net Losses.......  $     (1)          $     (1)          $    395           $    (13)          $       35           $       39
Percent of
  Average
  Portfolio
  Balance........      0.00%              0.00%              0.16%              0.00%                0.00%                0.00%

                     #
                   -----
First Mortgage
  Program
  Mortgage Loans
  Outstanding....  8,129
Delinquency
  Period:(1).....
  30-59 Days          13
  60-89 Days.....     --
  90 Days or
    More.........      4
                   -----
Total
  Delinquency....     17
Percent of Loan
  Portfolio......   0.21%
Foreclosures:
  Outstanding....      3
  Percent of Loan
    Portfolio....   0.04%
Average Portfolio
  Balance (2)....  7,461
Gross Losses.....
Recoveries.......
Net Losses.......
Percent of
  Average
  Portfolio
  Balance........

------------------

(1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category in the chart.

(2) Average portfolio balance is the sum of the prior fiscal year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods (or eight periods in the case of June 30, 2000).

     No assurance can be given that values of the mortgaged properties as of the dates of origination of the related mortgage loans have remained or will remain constant. See "The Mortgage Pool" for a listing of the geographic distribution of the mortgaged properties as of the Cut-off Date. If the residential real estate market in an area should experience an overall decline in property values such that the outstanding balances of the mortgage loans in that area equal or exceed the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans. In addition, primary residences with above average values may experience greater declines in value during adverse economic conditions than properties with lower values. To the extent that such losses are not covered by the Excess Cash Flow, overcollateralization or the Certificate Insurance Policy, they will be borne by holders of the Class A Certificates.

                        SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

     Servicing functions to be performed by the servicer under the Agreement, dated as of July 1, 2000, among the depositor, the trustee and the seller and servicer, include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The servicer may contract with subservicers to perform some or all of the servicer's servicing duties. When used herein with respect to servicing obligations, the term servicer includes any such subservicer.

     Under the Agreement, the servicer will deposit collections on the mortgage loans into a collection account (the "COLLECTION ACCOUNT") established by it. Such account is required to be kept segregated from operating accounts of the servicer and to meet the eligibility criteria set forth in the Agreement. Under the Agreement, amounts on deposit in the Collection Account may be invested in permitted investments as therein defined. Any losses resulting from such investments are required to be reimbursed to the Collection Account by the servicer out of its own funds.

     On or before the Closing Date, the trustee will establish the Distribution Account into which the servicer will remit all amounts required to be deposited therein pursuant to the Agreement (net of its related servicing compensation) on the second business day immediately preceding each Distribution Date. Not later than the 10th day of each month, the servicer will furnish to the trustee information with respect to loan level remittance data for such month's remittance.

     In the event of a default by the servicer under the Agreement, the Certificate Insurer will have the right to remove the servicer and the trustee will have the right, with the consent of the Certificate Insurer, and shall, at the direction of the Certificate Insurer, remove the servicer. In the event that the servicer is removed, the Certificate Insurer will appoint a successor servicer acceptable to the Certificate Insurer. In connection with the removal of the servicer, the trustee will be entitled to be reimbursed from the trust fund for all of its reasonable costs associated with the transfer of servicing to the successor servicer.

SERVICING COMPENSATION

     The primary compensation payable to the servicer is the aggregate of the servicing fees applicable to the related mortgage loans. The servicer shall be entitled to receive, from interest actually collected on each mortgage loan, a servicing fee rate per annum equal to 0.25%, with respect to the Group I Loans, and 0.60%, with respect to the Group II Loans, on the aggregate Stated Principal Balance for the mortgage loans.

     The amount of the servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described herein under "--Adjustment to Servicing Fee in Connection with Certain Mortgage Loans Prepaid in Full and Shortfalls in Interest Payments." The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Collection Account. Reinvestment income earned on amounts on deposit in the Distribution Account shall not be available to the certificateholders.

ADJUSTMENT TO THE SERVICING FEE IN CONNECTION WITH MORTGAGE LOANS PREPAID IN FULL AND SHORTFALLS IN INTEREST PAYMENTS

     When a borrower prepays a mortgage loan in full between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments in full by borrowers received by the servicer during the Due Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Pursuant to the Agreement, the aggregate Servicing Fee for the mortgage loans in a loan group for any Distribution Date will be reduced by an amount not in excess of the aggregate Servicing Fee for the loan group sufficient to pass through to the holders of the related certificates up to the full amount of interest to compensate for any resulting Prepayment Interest Shortfall. If Prepayment Interest Shortfalls for a Distribution Date exceed the Servicing Fee for the loan group, the Servicing Fee for the mortgage loans in the other loan group will not be available to compensate for this shortfall. The amount of interest available to be distributed on the Class A-I and Class A-II Certificates will be reduced by any uncompensated Prepayment Interest Shortfall. The Certificate Insurance Policy will not cover any Prepayment Interest Shortfall.

ADVANCES

     Subject to the limitations described in the following paragraph, the servicer will be required to advance prior to each Distribution Date, from its own funds or funds in the Collection Account that do not constitute Available Distribution Amounts for such Distribution Date, an amount equal to the scheduled payment of interest at the related mortgage rate (less the related Servicing Fee Rate) and scheduled principal payment on each mortgage loan which were due on the related due date and which were not paid during the month in which such due date falls.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each mortgage loan to the extent that such Monthly Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the distribution to certificateholders on the related Distribution Date. The successor servicer or the trustee will be obligated to make such Monthly Advances under the same conditions as the servicer, if the servicer fails in its obligations to do so, to the extent provided in the Agreement. The trustee may rely conclusively upon any determination by the servicer that a Monthly Advance is nonrecoverable.

                        DESCRIPTION OF THE CERTIFICATES

     The Class A-I Certificates, the Class A-II Certificates, Class B Certificates and the Class R Certificates will be issued pursuant to the Agreement, a copy of which (exclusive of the list of mortgage loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. The approximate original Principal Balance of the Class A-I and Class A-II Certificates will be $230,000,000 and $107,800,000, respectively subject to a permitted variance of plus or minus 5%.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     The Class A-I Certificates initially will evidence in the aggregate a beneficial interest of 100% in the Group I Loans and the related funds in the Pre-Funding Account. The Class A-II Certificates initially will evidence in the aggregate a beneficial interest of approximately 98% in the Group II Loans and the related funds in the Pre-Funding Account.

     The Class A Certificates will be issued in fully registered form only, in denominations of $25,000 and integral multiples of $1.00 in excess thereof (except for two Class A-I Certificates). As of the Closing Date, the trustee has designated its offices with respect to this trust located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, for such purposes. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Distributions of principal and interest on the Class A Certificates to which it is entitled will be made on the 15th day of each month, or, if such day is not a business day, the next succeeding business day beginning in August 2000, to the persons in whose names the Class A Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which the Distribution Date occurs (or on the Closing Date, with respect to the first Distribution Date). The Class A Certificates will initially be represented by certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. See "--Registration of Class A Certificates" below. If definitive Class A Certificates are issued, distributions will be made by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five days prior to the Distribution Date or otherwise by check mailed to the address of the person entitled thereto as it appears on the certificate register. The final distribution in retirement of Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency of the trustee specified in the final distribution notice to Class A Certificateholders.

MULTIPLE LOAN GROUP STRUCTURE

     The mortgage loans in the trust consist of Group I Loans and Group II Loans, as described above under "Description of the Mortgage Pool." Distributions of principal on the Class A-I Certificates and Class A-II Certificates will be based primarily on principal received or advanced with respect to the Group I Loans and Group II Loans, respectively. However, the Excess Cash Flow for a loan group will be available to pay amounts related to the following for the non-related loan group:

     o paying down any excess of the Principal Balance of the class of Class A Certificates over the related loan group

     o reimbursing the certificate insurer for Cumulative Insurance Payments;
       and

     o restoring overcollateralization reduced by Realized Losses.

See "--Overcollateralization Provisions" below.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions will be made to the extent of the Available Distribution Amount remaining following payment therefrom of any fees, advances, premiums and expenses pursuant to the Agreement.

     Distributions of interest and principal to which a holder is entitled will be made on each Distribution Date, commencing in August 2000, to each holder of a Class A-I and Class A-II Certificate in an amount equal to each such holder's respective Percentage Interest multiplied by the amount distributed in respect of Class A-I and Class A-II Certificates, respectively. Distributions on the Class A Certificates will be applied first to interest and then to principal. All calculations of interest on the Class A-I Certificates will be made on the basis of the actual number of days in the related Interest Accrual Period, and a 360-day year. All calculations of interest on the Class A-II Certificates will be made on the basis of twelve 30-day calendar months and a 360-day year. Interest will accrue with respect to each Distribution Date during the related Interest Accrual Period.

INTEREST DISTRIBUTIONS

     On each Distribution Date, holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the related Accrued Certificate Interest thereon for that Distribution Date to the extent of the related Available Distribution Amount for the related class of Certificates for that Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, less any related Net Prepayment Interest Shortfalls for that Distribution Date and less any related Relief Act Shortfalls.

     Any Net Interest Shortfalls for a loan group will be allocated to the related Class A Certificates and the related components of the Class B Certificates in accordance with the amount of Accrued Certificate Interest that would have accrued on that class of certificates absent these shortfalls as more fully described in the Agreement.

     In addition, if the Pass-Through Rate on the Class A-I Certificates is calculated solely by reference to the related Weighted Average Net Mortgage Rate, a Basis Risk Shortfall will occur. See "--Basis Risk Reserve Fund" below.

     The ratings assigned to the Class A Certificates do not address the likelihood of the receipt of any amount in respect of any Prepayment Interest Shortfalls, Relief Act Shortfalls or Basis Risk Shortfalls. The Certificate Insurance Policy does not cover any of these shortfalls and these shortfalls may remain unpaid on the final Distribution Date. See "--Overcollateralization Provisions" and "The Certificate Insurance Policy and the Certificate Insurer" herein.

     With respect to any Distribution Date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset by the servicer, but only to the extent of Servicing Fees derived from that loan group as described under "Servicing of the Mortgage Loans--Adjustment to the Servicing Fee in Connection with Certain Mortgage Loans Prepaid in Full and Shortfalls in Interest Payments."

CALCULATION OF CERTIFICATE LIBOR

     The London interbank offered rate or LIBOR for the Class A-I Certificates with respect to any Distribution Date will be determined by the trustee and will equal the posted rate for United States dollar deposits for one month which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding Distribution Date (or, in the case of the first Distribution Date, July 26, 2000). If no such posted rate appears, Certificate LIBOR will be determined on such date as described in the paragraph below.

     If on such date no posted rate appears on the Telerate Page 3750 as described above, the trustee will request the principal London office of each of the reference banks (which shall be four major banks specified in the Agreement that are engaged in transactions in the London interbank market) ("REFERENCE BANKS") to provide the trustee with such bank's offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two

Reference Banks provide the trustee with such offered quotations, then Certificate LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with a 5/1,000th of a percent (0.00005) rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the trustee with such an offered quotation, Certificate LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with a 5/1,000th of a percent (0.00005) rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York selected by the trustee (after consultation with the Seller and the Certificate Insurer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, Certificate LIBOR will be the Certificate LIBOR applicable to the immediately preceding Distribution Date.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

     Holders of the Class A-I and Class A-II Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount for the Group I Loans and Group II Loans, respectively, remaining after the Interest Distribution Amount of the Class A-I and Class A-II Certificates, as applicable, is distributed and in the manner set forth below, a distribution allocable to principal equal to the related Principal Distribution Amount subject to the priorities described below under "--Overcollateralization Provisions" with respect to any related Overcollateralization Increase Amount.

     The Principal Distribution Amount with respect to Loan Group I will be distributed on each Distribution Date on the Class A-I Certificates in reduction of the Class A-I Principal Balance, until the Class A-I Principal Balance has been reduced to zero.

     The Principal Distribution Amount with respect to Loan Group II will be distributed on each Distribution Date on the Class A-II Certificates in reduction of the Class A-II Principal Balance, until the Class A-II Principal Balance has been reduced zero.

OVERCOLLATERALIZATION PROVISIONS

     The Agreement requires that, on each Distribution Date, Excess Cash Flow on each loan group, if any, be applied on that Distribution Date as an accelerated payment of principal on the related class of certificates, but only in the manner and to the extent hereafter described. After payment of the Interest Distribution Amount and the Principal Distribution Amount (except for amounts in clauses (iv) and (v) of the definition of Principal Distribution Amount) on the Class A-I Certificates, Excess Cash Flow for the Group I Loans will be applied on any Distribution Date as follows:

          first, to pay to the holders of the Class A-I Certificates, the principal portion of Realized Losses incurred on the Group I Loans during the related Due Period;

          second, to pay any Overcollateralization Increase Amount for the Group I Loans to the Class A-I Certificates, but only to the extent the Class A-I Principal Balance exceeds the aggregate Stated Principal Balance of the Group I Loans after giving effect to the application of Excess Cash Flow pursuant to clause first, above;

          third, to pay any Overcollateralization Increase Amount for the Group II Loans to the Class A-II Certificates, but only to the extent the Class A-II Principal Balance exceeds the aggregate Stated Principal Balance of the Group II Loans after application of the Excess Cash Flow for Group II Loans;

          fourth, to pay to the Certificate Insurer any Cumulative Insurance Payments relating to the Group I Loans;

          fifth, to pay to the Certificate Insurer any Cumulative Insurance Payments relating to the Group II Loans, to the extent not covered by the Excess Cash Flow for Group II Loans;

          sixth, to pay any related Overcollateralization Increase Amount to the Class A-I Certificates after giving effect to application of Excess Cash Flow pursuant to clauses first and second above;

          seventh, to pay any Overcollateralization Increase Amount for the Group II Loans to the Class A-II Certificates not covered pursuant to clause third above, to the extent not covered by the Excess Cash Flow to the Group II Loans, but only to the extent of reductions in the Overcollateralization Amount for the Group II Loans as a result of Realized Losses;

          eighth, with respect to the remaining Excess Cash Flow for the Group I Loans, to the Basis Risk Reserve Fund to pay to the holders of the Class A-I Certificates the related Basis Risk Shortfall Carry-Forward Amount; and

          ninth, to pay to the holders of the Class B and Class R Certificates any balance remaining, in accordance with the terms of the Agreement.

     After payment of interest and principal on the Class A-II Certificates, Excess Cash Flow for the Group II Loans will be applied on each Distribution Date as follows:

          first, to pay to the holders of the Class A-II Certificates, the principal portion of Realized Losses incurred on the Group II Loans during the related Due Period;

          second, to pay any Overcollateralization Increase Amount for the Group II Loans to the Class A-II Certificates, but only to the extent the Class A-II Principal Balance exceeds the aggregate Stated Principal Balance of the Group II Loans after giving effect to the application of Excess Cash Flow pursuant to clause first, above;

          third, to pay any Overcollateralization Increase Amount for the Group I Loans to the Class A-I Certificates, but only to the extent the Class A-I Principal Balance exceeds the aggregate Stated Principal Balance of the Group I Loans after application of the Excess Cash Flow for Group I Loans;

          fourth, to pay to the Certificate Insurer any Cumulative Insurance Payments relating to the Group II Loans;

          fifth, to pay to the Certificate Insurer any Cumulative Insurance Payments relating to the Group I Loans, to the extent not covered by the Excess Cash Flow for Group I Loans;

          sixth, to pay any related Overcollateralization Increase Amount to the Class A-II Certificates after giving effect to the application of Excess Cash Flow pursuant to clauses first and second above;

          seventh, to pay any Overcollateralization Increase Amount for the Group I Loans to the Class A-I Certificates not covered pursuant to clause third above, to the extent not covered by the Excess Cash Flow to the Group I Loans, but only to the extent of reductions in the Overcollateralization Amount for the Group I Loans as a result of Realized Losses; and

          eighth, to pay the holders of the Class B and Class R Certificates any balance remaining, in accordance with the terms of the Agreement.

     The Agreement requires that the Excess Cash Flow for each loan group, to the extent available as described above, will be applied as an accelerated payment of principal, on the Class A Certificates, to the extent that the Required Overcollateralization Amount for that class exceeds the related Overcollateralization Amount for that class as of that Distribution Date. The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

     The Required Overcollateralization Amount for either loan group may be permitted to decrease or "step down" as described in the Agreement. In that event, a portion of the principal which would otherwise be distributed to the holders of the related Class A Certificates on that Distribution Date shall not be distributed to the holders of the related Class A Certificates on that Distribution Date. This has the effect of decelerating the amortization of those Class A Certificates relative to the amortization of the related mortgage loans, and of reducing the related Overcollateralization Amount.

     The Agreement provides that, on any Distribution Date, the unscheduled collections on account of principal with respect to the mortgage loans during the related Due Period will be distributed to the Class A Certificates as part of the Principal Distribution Amount. If any Mortgage Loan becomes a Liquidated

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Mortgage Loan, the net liquidation proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan and therefore give rise to a Realized Loss.

PRE-FUNDING ACCOUNT

     On the Closing Date, an aggregate cash amount (the "PRE-FUNDED AMOUNT") of up to $20,000,000 with respect to the Group I Loans and up to $20,000,000 with respect to the Group II Loans will be deposited in an account (the "PRE-FUNDING ACCOUNT") and will be used to purchase additional Group I Loans and Group II Loans, respectively. An additional amount will be deposited with respect to each loan group to cover interest at the related pass-through rate on the portion of the principal balance of the related Certificates representing an interest in the amounts on deposit in the Pre-Funding Account. During the pre-funding period from the Closing Date to the earliest to occur of (i) the date on which the aggregate Pre-Funding Account is less than $100,000, (ii) a servicer Event of Default under the Agreement and (iii) August 31, 2000, amounts on deposit in the Pre-Funding Account may be withdrawn from time to time to acquire additional mortgage loans in accordance with the Agreement. Any Pre-Funded Amount with respect to Group I Loans or Group II Loans remaining in the Pre-Funding Account at the end of the pre-funding period will be distributed as principal on the Class A-I and Class A-II Certificates, respectively, on the Distribution Date occurring at or immediately following the end of the pre-funding period.

OVERCOLLATERALIZATION AND SUBORDINATED CERTIFICATES

     The rights of the Class B and Class R Certificateholders to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the Class A Certificates to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of monthly distributions due them and to protect the holders of the Class A Certificates against losses. The protection afforded to the holders of the Class A Certificates by means of the subordination, to the extent provided herein, of the Class B and Class R Certificates as described above will be accomplished by the application of the Available Distribution Amount in the order specified under "--Distributions on the Certificates" above.

     If, because of liquidation losses, the aggregate outstanding principal balance for either loan group were to decrease disproportionately faster than distributions to the Class A Certificates reduce the Principal Balance of the related Class A Certificates, the level of protection afforded to that Class of Certificateholders by the subordination of the Class B Certificates would be reduced. But for the application of Excess Cash Flow and the effect of the Certificate Insurance Policy, the holders of Class A Certificates will bear all losses and delinquencies on the related mortgage loans, and could incur losses on their investment, if the aggregate outstanding principal balance of a loan group becomes equal to or less than the outstanding Principal Balance of the related Class A Certificates.

BASIS RISK RESERVE FUND

     The Agreement also establishes an account (the "BASIS RISK RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the Class A-I Certificates. The Basis Risk Reserve Fund will not be an asset of any REMIC. On any Distribution Date on which the Class A-I Pass-Through Rate is based upon the applicable Weighted Average Net Mortgage Rate for the Group I Loans, the
Class A-I Certificateholders will be entitled to receive payments from the Basis Risk Reserve Fund in an amount equal to the excess of:

          (1) the amount of interest that the Class A-I Certificates would have been entitled to receive on such Distribution Date (but not in excess of 12.51% per annum) had the Class A-I Pass-Through Rate not been calculated based on the Weighted Average Net Mortgage Rate, over

          (2) the amount of interest that the Class A-I Certificates received on such Distribution Date based on the Weighted Average Net Mortgage Rate (but not in excess of 12.51% per annum),

together with any unpaid Basis Risk Shortfall Carry-Forward Amount from prior Distribution Dates, plus interest thereon (to the extent legally permitted) at the then applicable Class A-I Pass-Through Rate (without giving effect to the Weighted Average Net Mortgage Rate, but not in excess of 12.51% per annum) to the extent not previously reimbursed from amounts withdrawn from the Basis Risk Reserve Fund.

     The amount (the "BASIS RISK RESERVE FUND DEPOSIT") required to be deposited in the Basis Risk Reserve Fund on any Distribution Date will equal the greater of:

          (1) any Basis Risk Carry-Forward Amount for such Distribution Date, and

          (2) the amount, if any, necessary to be deposited so that the amount on deposit in the Basis Risk Reserve Fund is at least $5,000 (after taking into account any other amount already on deposit therein).

     To the extent of any unpaid Basis Risk Shortfall Carry-Forward Amount on a Distribution Date, such amount will also be distributable on such date even if the Class A-I Pass-Through Rate is not based on the Weighted Average Net Mortgage Rate. Any investment earnings on amounts on deposit in the Basis Risk Reserve Fund will be paid to (and for the benefit of) the holders of the Class B Certificates and will not be available to pay any Basis Risk Shortfall Carry-Forward Amount.

CLEAN-UP CALL

     On any Distribution Date on or after the Distribution Date on which the aggregate Stated Principal Balance for the Group I Loans (after giving affect to distribution on the Class A-I Certificates on such Distribution Date) is 10% or less of the sum of the Cut-off Date Loan Group Balance for the Group I Loans and the amount deposited in the Pre-Funding Account for Group I Loans on the Cut-off Date, the Class R-I Certificateholders may, at their option, either
(1) purchase from the trust fund all the Group I Loans remaining outstanding (and thereby effect the early retirement of the Class A-I Certificates) or
(2) purchase all Class A-I Certificates remaining outstanding. On any Distribution Date on which the aggregated Stated Principal Balance for the Group II Loans (after giving effect to distributions on the Class A-II Certificates on such Distribution Date) is 10% or less of the sum of the Cut-off Date Loan Group Balance for the Group II Loans and the amount deposited in the Pre-funding Account for Group II Loans on the Cut-off Date, the Class R-II Certificateholders may, at their option, either (1) purchase from the trust fund all the Group II Loans remaining outstanding (and thereby effect the early retirement of the Class A-II Certificates or (2) purchase all the Class A-II Certificates remaining outstanding. In the absence of the exercise of such purchase options by the Class R-I Certificateholders or the Class R-II Certificateholders, the Certificate Insurer or the Surety Bond Provider may, at its option, purchase from the trust fund all the Group I Loans or Group II Loans, as applicable, remaining outstanding (and thereby effect the early retirement of the Class A-I or Class A-II Certificates, as applicable) on any Distribution Date on or after the Distribution Date such purchase option could have been exercised pursuant to the preceding sentence.

     The purchase price to be paid to the trust fund for purchase of all of the mortgage loans in a loan group will generally equal the sum of (i) 100% of the Stated Principal Balance of each mortgage loan in the related loan group (other than in respect of any REO Property), together with accrued and unpaid interest thereon minus the related Servicing Fee, (ii) unreimbursed servicer advances,
(iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related mortgage loan), and (iii) any amounts due and owing the Certificate Insurer.

     The price to be paid to holders of the Class A-I or Class A-II Certificates for purchase of their certificates outstanding will generally equal the sum of the aggregate of the Class A-I or Class A-II Principal Balance, as applicable, together with accrued and unpaid interest thereon at the related Pass-Through Rate and any previously undistributed Accrued Certificate Interest, net of Net Interest Shortfalls, and will not include any Basis Risk Shortfalls. The purchase price to be paid for any class of Class A Certificates will also include any amounts due and owing the Certificate Insurer in respect of such class.

MISCELLANEOUS

     In determining the percentage of ownership interest in the trust fund evidenced by a certificate for purposes of determining the consent of certificateholders or other action by certificateholders as discussed under "Description of the Agreements--Amendment" in the Prospectus, such percentage shall be based upon the relative outstanding principal balances of the certificates. Amendments to the Agreement requiring the consent of certificateholders shall require only the consent of the holders of certificates of each class affected thereby, evidencing, as to such class, Percentage Interests aggregating at least 66%. Amendments to the Agreement may be made only with the prior written consent of the Certificate Insurer and the Surety Bond Provider. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer and the Surety Bond Provider. The Certificate Insurer and the Surety Bond Provider may direct the trustee to waive any default under the Agreement, except that a default in making any required distribution on any certificate may only be waived by the affected certificateholder. Upon any default by the servicer under the Agreement, the trustee may terminate the rights of the servicer but only with the consent of the Certificate Insurer, and the trustee shall terminate the servicer at the direction of the Certificate Insurer. So long as there does not exist a default by the Certificate Insurer, the Certificate Insurer will have the right to exercise all rights of the holders of the Class A Certificates under the Agreement without any consent of those holders, and those holders may exercise their rights only with the prior written consent of the Certificate Insurer except as provided in the Agreement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee of the trust fund. The offices of the trustee's corporate trust office with respect to this trust are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Morgan Stanley Dean Witter Capital I 2000-1 Trust and the telephone number for inquires is (410) 884-2000.

     The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor Trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the servicer will be obligated to appoint a successor trustee. If a downgrading in the credit rating of the trustee would materially and adversely affect the ratings of the Class A Certificates (without regard to the Certificate Insurance Policy), the servicer, under certain circumstances, may remove the trustee and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of the successor trustee. The appointment of any successor trustee is subject to the prior consent of the Certificate Insurer.

REGISTRATION OF CLASS A CERTIFICATES

     The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (each as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A Certificates. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants (each as defined below), respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "1934 ACT"). DTC accepts securities for deposit from its participating organizations ("PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Owners of the Class A Certificates ("CERTIFICATE OWNERS") who are not Participants but desire to purchase, sell or otherwise transfer ownership of Class A Certificates may do so only through Participants (unless and until Definitive Class A Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.

     Unless and until Definitive Class A Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Unless and until Definitive Class A Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants by instructing such Participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     Class A Certificates will be issued in registered and certificated form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "DEFINITIVE CLASS A CERTIFICATES"), only if (i) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the depositor or the trustee is unable to locate a qualified successor, (ii) the Depositor, at its sole option and with the consent of the trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default (as defined in the Agreement), DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Class A Certificates together, advises the trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Class A Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the depositor and the trustee that, unless and until Definitive Class A Certificates are issued, DTC will take any action permitted to be taken by a holder of Class A Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Class A Certificates are credited. DTC has advised the Depositor that DTC will take such action with respect to any Percentage Interests of the Class A Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Clearstream, Luxembourg ("CLEARSTREAM") is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("CLEARSTREAM PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Certificates. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "EUROCLEAR COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" herein. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificate Owner under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Clearstream or Euroclear should discontinue its services, the Depositor would seek an alternative depositary (if available) or cause the issuance of Definitive Class A Certificates to Certificate Owners or their nominees in the manner described above.

     Issuance of the Class A Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                               GLOSSARY OF TERMS

     "ACCRUED CERTIFICATE INTEREST" means, with respect to any class of Class A Certificates and any Distribution Date, an amount equal to interest accrued during the related Interest Accrual Period on its Principal Balance immediately prior to that Distribution Date at the related Pass-Through Rate.

     "ADDITIONAL COLLATERAL" means, with respect to any FlexSource(TM) Loan,
(i) a security interest in securities owned by the borrower or (ii) a security interest in collateral (generally securities) pledged pursuant to a third party guarantee.

     "AGREEMENT" means the Pooling and Servicing Agreement dated as of July 1, 2000 among the depositor, the seller and servicer and the trustee.

     "AVAILABLE DISTRIBUTION AMOUNT" means, for any Distribution Date and each loan group, an amount equal to the sum of the following amounts, net of amounts payable or reimbursable therefrom to the servicer, and the trustee:

          o the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related Determination Date, after deduction of the related servicing fees in respect of the mortgage loans, the related trustee fees and the related premium paid to the Certificate Insurer for that Distribution Date;

          o unscheduled payments, including mortgagor prepayments on the mortgage loans in the related loan group, insurance proceeds and liquidation proceeds from the related mortgage loans including amounts collected from the liquidation of Additional Collateral and payments under the Surety Bond, and proceeds from repurchases of and with respect to substitutions amounts representing principal adjustments for the related mortgage loans occurring during the related Due Period;

          o all Monthly Advances made for that Distribution Date in respect of the mortgage loans in the related loan group; and

          o any amounts deposited by the servicer with respect to the mortgage loans in the related loan group, in connection with Prepayment Interest Shortfalls for the related mortgage loans.

     "BASIS RISK SHORTFALL" means, with respect to the Class A-I Certificates and any Distribution Date on which the Weighted Average Net Mortgage Rate of the Group I Loans is used to determine the Pass-Through Rate of the Class A-I Certificates, an amount equal to the excess of (x) Accrued Certificate Interest calculated at a rate (not to exceed 12.51%) equal to Certificate LIBOR plus 0.33% (and 0.66% following the first Distribution Date on which a clean-up call may be exercised) over (y) Accrued Certificate Interest calculated using the Weighted Average Net Mortgage Rate of the Group I Loans.

     "BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT" means, with respect to the Class A-I Certificates and any Distribution Date, an amount equal to the aggregate amount of related Basis Risk Shortfall for this class on that Distribution Date, plus any unpaid related Basis Risk Shortfall from prior Distribution Dates, plus interest thereon at a rate equal to the lesser of
(a) Certificate LIBOR plus 0.33% (and 0.66% following the first Distribution Date on which a clean-up call may be exercised) and (b) 12.51%.

     "CEDE" means Cede & Co.

     "CERTIFICATE LIBOR" means, for any Distribution Date, the rate per annum calculated as described under "Description of the Certificates--Calculation of Certificate LIBOR" above.

     "CERTIFICATES" means the Class A-I, Class A-II, Class B and Class R Certificates.

     "CLASS A CERTIFICATES" means any of the Class A-I and Class A-II Certificates.

     "CLASS A-I PASS-THROUGH RATE" for a Distribution Date will be equal to the least of (i) Certificate LIBOR (calculated as described below under "--Calculation of LIBOR" above) plus 0.33%; (ii) the Weighted Average Net Mortgage Rate for the Group I loans as of the due date in the preceding month; and (iii) 12.51% per annum.

     Notwithstanding the foregoing, the 0.33% margin added to the Certificate LIBOR for the calculation of the Class A-I Pass-Through Rate will instead be 0.66% for each Distribution Date occurring after the first

Distribution Date for which the aggregate Stated Principal Balance (after giving effect to distributions on the Class A-I Certificates on such Distribution Date) of the Group I Loans is 10% or less of the sum of the Cut-off Date Loan Group Balance for the Group I Loans and the related amount on deposit in the Pre-Funding Account as of the Cut-off Date. The Class A-I Pass-Through Rate thus calculated will still be subject to the limitation of the Weighted Average Net Mortgage Rate for the Group I Loans (and the maximum rate of 12.51% per annum) as described above. Additional interest for a Distribution Date in excess of the applicable Weighted Average Net Mortgage Rate may be payable on the Class A-I Certificates from the Basis Risk Reserve Fund to the extent described above under "--Basis Risk Reserve Fund."

     "CLASS A-II PASS THROUGH RATE" for a Distribution Date will be equal to the Weighted Average Net Mortgage Rate for the Group II loans as of the due date in the preceding month.

     The "CLASS A-I PRINCIPAL BALANCE" at any time is the original Class A-I Principal Balance reduced (but not below $0) by all prior distributions to the Class A-I Certificateholders with respect to principal.

     The "CLASS A-II PRINCIPAL BALANCE" at any time is the original Class A-II Principal Balance reduced (but not below $0) by all prior distributions to the Class A-II Certificateholders with respect to principal.

     "CLASS B CERTIFICATES" means, any one of the Certificates designated as a Class B Certificate.

     "CLASS R CERTIFICATES" means, any of the Class R-I, Class R-II and Class R-III Certificates.

     "CUMULATIVE INSURANCE PAYMENTS" means, for either loan group, the aggregate of any payment made with respect to the related Class A Certificates by the Certificate Insurer under the Certificate Insurance Policy to the extent not previously reimbursed, plus interest on that amount at the rate set forth in the insurance agreement.

     "CUT-OFF DATE" means July 1, 2000.

     "DETERMINATION DATE" means the 7th day of each month, or if such day is not a business day, the immediately preceding business day beginning in August 2000.

     "DISTRIBUTION DATE" means the 15th day of each month, or if such day is not a business day, the next succeeding business day beginning in August 2000.

     "DTC" means The Depository Trust Company.

     "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second preceding Determination Date and ending on the day preceding the immediately preceding Determination Date; provided that for purposes of principal prepayments in part, the Due Period for any distribution will be the prior calendar month.

     "EFFECTIVE LOAN-TO-VALUE RATIO" means a fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related mortgage loan as of the Cut-off Date (or at origination if so specified), less the amount secured by the additional collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related mortgaged property at such time or, in the case of a mortgage loan financing the acquisition of the mortgaged property, the sales price of the mortgaged property, if such sales price is less than such appraised value.

     "EXCESS CASH FLOW" means, for either loan group and with respect to any Distribution Date, an amount generally equal to the sum of (a) one month's interest on the mortgage loans in the related loan group at the Weighted Average Net Mortgage Rate for the related mortgage loans, to the extent paid or advanced, minus the related Interest Distribution Amount and (b) the Overcollateralization Reduction Amount, if any, with respect to that loan group.

     "EXCESS OVERCOLLATERALIZATION AMOUNT" means, with respect to any Distribution Date and either loan group, the excess, if any, of the related Overcollateralization Amount on that Distribution Date over the related Required Overcollateralization Amount.

     The "EXPENSE FEE RATE" for a mortgage loan is the per annum rate (generally not to exceed approximately 0.38% for the Class A-I Certificates and 0.73% for the Class A-II Certificates) equal to the sum of (i) the related Servicing Fee Rate, (ii) the per annum premium rate payable on the Certificate Insurance Policy and (iii) the Trustee Fee Rate.

     "INTEREST ACCRUAL PERIOD" means, with respect to each Distribution Date and
(a) the Class A-I Certificates, the period beginning on the immediately preceding Distribution Date (or July 28, 2000 in the case of the first Interest Accrual Period) through the day preceding the Distribution Date and (b) the Class A-II Certificates, the prior calendar month.

     "INTEREST DISTRIBUTION AMOUNT" means, for either loan group and any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related Class A Certificates for that Distribution Date to the extent of the related Available Distribution Amount for that Distribution Date, plus any Accrued Certificate Interest remaining unpaid from any prior Distribution Date, reduced by Net Interest Shortfalls as described under "Description of the Certificates--Interest Distributions" above.

     "LIBOR BUSINESS DAY" for purposes of the Agreement, is a Business Day (as defined in the Agreement) and a day on which banking institutions in the City of London, England, are not required or authorized by law to be closed.

     "LIQUIDATED MORTGAGE LOAN" means, generally, a defaulted Mortgage Loan as to which all amounts that the servicer believes can be recovered with respect to such mortgage loan or the related REO Property have been recovered.

     "LOAN-TO-VALUE RATIO" means a fraction, expressed as a percentage, the numerator of which is the outstanding principal amount of the related mortgage loan as of the Cut-off Date (or at origination if so specified) and the denominator of which is the appraised value of the related mortgaged property at such time or, in the case of a mortgage loan financing the acquisition of the mortgaged property, the sales price of the mortgaged property, if such sales price is less than such appraised value.

     "MONTHLY ADVANCE" means an amount equal to the aggregate of payments of interest and principal (net of any related Servicing Fee) which were due on the related due date and which were not paid during the Due Period such due date falls.

     "MONTHLY PAYMENT" means for each date for a mortgage loan the scheduled interest and, if any, principal payment due on such due date.

     "NET INTEREST SHORTFALL" means, as to any Distribution Date, an amount equal to the sum of (i) any Relief Act shortfall and (ii) any Net Prepayment Interest Shortfall.

     The "NET MORTGAGE RATE" of a mortgage loan is its mortgage rate minus
(a) the related Expense Fee Rate and minus (b) with respect to the Group I Loans with a mortgage rate which adjusts on a semi-annual basis, 0.50%.

     "NET PREPAYMENT INTEREST SHORTFALL" means for any Distribution Date and the Class A-I or Class A-II Certificates, any excess of Prepayment Interest Shortfalls for the Group I Loans or Group II Loans over the Servicing Fee for the related loan group available to compensate for the shortfalls as described under "Servicing of the Mortgage Loans--Adjustments to the Servicing Fee in Connection with Mortgage Loans Prepaid in Full and Shortfalls in Interest Payments."

     An "OUTSTANDING MORTGAGE LOAN" in respect of a due date is a mortgage loan which was not the subject of a principal prepayment in full prior to such due date, which did not become a Liquidated Mortgage Loan prior to such due date and which was not repurchased pursuant to the Agreement on account of certain breaches of a representation or warranty or conversion or otherwise prior to such due date.

     "OVERCOLLATERALIZATION AMOUNT" means, with respect to any Distribution Date and each loan group, the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans in the related loan group before giving effect to distributions of principal to be made on that Distribution Date, over the aggregate Principal Balance of the related Class A Certificates as of such date, before taking into account distributions of principal to be made on the Distribution Date.

     "OVERCOLLATERALIZATION INCREASE AMOUNT" means, with respect to any Distribution Date and each loan group, an amount equal to the lesser of (i) the related Excess Cash Flow for that Distribution Date and (ii) the excess, if any, of (x) the related Required Overcollateralization Amount for that Distribution Date over (y) the related Overcollateralization Amount for that Distribution Date.

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" means, with respect to any Distribution Date and each loan group for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that Distribution Date and (ii) any amounts described in clauses (b)(i) through (iv) of the definition of "Principal Distribution Amount" for that loan group for that Distribution Date.

     "PASS-THROUGH RATE" means the Class A-I Pass-Through Rate or the Class A-II Pass-Through Rate.

     The "PERCENTAGE INTEREST" of a certificate of a class is the percentage obtained from dividing its denomination by the original Principal Balance of all the certificates of the same class.

     The "POOL PRINCIPAL BALANCE" means, as of any Distribution Date and with respect to either loan group, the aggregate Stated Principal Balance of the related Outstanding mortgage loans on the due date in the month of such Distribution Date.

     "PREPAYMENT INTEREST SHORTFALLS" means, with respect to any Distribution Date and either loan group, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans in the related loan group during the related Due Period.

     "PRINCIPAL BALANCE" means the Class A-I Principal Balance or the Class A-II Principal Balance.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date and with respect to each loan group, the lesser of (a) the excess of (i) the related Available Distribution Amount over (ii) the related Interest Distribution Amount and (b) the aggregate amount described below:

          (i) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group received or advanced with respect to the related due period;

          (ii) the principal portion of all proceeds of the repurchase of mortgage loans in the related loan group, or, in the case of a substitution, amounts representing a principal adjustment, as required by the Agreement during the related Due Period;

          (iii) the principal portion of all other unscheduled collections received on the mortgage loans in the related loan group during the related Due Period, or deemed to be received during the related Due Period, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed on the preceding Distribution Date;

          (iv) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the related loan group in the related Due Period to the extent covered by related Excess Cash Flow for that Distribution Date as described under "--Overcollateralization Provisions" above; and

          (v)
the amount of any related Overcollateralization Increase Amount for that Distribution Date;

          minus

          (vi) the amount of any related Overcollateralization Reduction Amount for that Distribution Date.

     In no event will the Principal Distribution Amount for either loan group on any Distribution Date be less than zero or greater than the outstanding Principal Balance of the related Class A Certificates.

     "REALIZED LOSS" means, as to any Distribution Date and Liquidated Mortgage Loan, the portion, if any, of the principal of such Liquidated Mortgage Loan that was not recovered upon the completion of its liquidation during the related Due Period.

     "RECORD DATE" means, with respect to each Distribution Date, the last business day of the calendar month immediately preceding the calendar month in which the Distribution Date occurs.

     A "RELIEF ACT SHORTFALL" is a shortfall resulting from a reduction in the amount of monthly interest on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations.

     An "REO PROPERTY" means a mortgaged property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

     "REQUIRED OVERCOLLATERALIZATION AMOUNT" means, with respect to any Distribution Date and each loan group, the required level of the related Overcollateralization Amount as set forth in the Agreement. These amounts may be reduced from time to time with the consent of the Certificate Insurer and notification to the rating agencies.

     "SERVICING FEE" means the fee received by the servicer calculated based on the Servicing Fee Rate.

     "SERVICING FEE RATE" means, 0.25% per annum, with respect to the Group I Loans, and 0.60% per annum, with respect to the Group II Loans.

     "STATED PRINCIPAL BALANCE" means, with respect to any mortgage loan, the outstanding principal balance remaining to be paid at the close of business on the Cut-off Date (after deduction of all principal payments due on or before the Cut-off Date, whether or not paid, but without deducting Monthly Payments due after the Cut-off Date and received on or before the Cut-off Date) reduced by all amounts (including Monthly Advances, if any) distributed to certificateholders relating to principal of such mortgage loan.

     "TELERATE PAGE 3750" means the display page designated on the Bridge Information Systems Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks).

     "TRUSTEE FEE RATE" means 0.04% per annum.

     "WEIGHTED AVERAGE NET MORTGAGE RATE," with respect to any Distribution Date and either loan group, is the weighted average of the Net Mortgage Rates for the mortgage loans in the related loan group as of the due date of the month preceding the month of such Distribution Date weighted on the basis of their outstanding Stated Principal Balances (after giving effect to the Monthly Payments due on or before such due date and unscheduled principal payments received prior to such due date).

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on the Class A Certificates and the yields to maturity of the Class A Certificates are related to and affected by the rate and timing of payments of principal on the mortgage loans in the related loan group. The principal payments on the mortgage loans may be in the form of scheduled principal payments, prepayments or liquidation proceeds due to default, casualty, condemnation and the like. Any such payments will result in distributions to the holders of the related certificates of amounts attributable to principal which would otherwise be distributed over the remaining term of the mortgage loans. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions, homeowner mobility and the level of mortgage market interest rates. Mortgagors are generally permitted to prepay the mortgage loans, in whole or in part, at any time without penalty. If a mortgagor makes a partial prepayment of a mortgage loan, the servicer will adjust the interest and principal components of the monthly payment of such mortgage loan in the following month to reflect the reduced loan amount.

     The rate of payment of principal may also be affected by the purchase or repurchase of the mortgage loans or the certificates by the holders of the Class R-I or Class R-II Certificates, the Certificate Insurer or the Surety Bond Provider as described herein. See "The Mortgage Pool--General," "--Assignment of the Mortgage Loans" and "Description of the Certificates--Clean-up Call" herein. In such event, the purchase or repurchase price for a Group I or Group II loan will be passed through to the holders of the Class A-I or Class A-II Certificates, respectively, as a prepayment of principal on the following Distribution Date. If the aggregate principal balance of the Subsequent Mortgage Loans sold to the trust fund by the end of the pre-funding period is less than the Pre-Funded Amount for the Group I or Group II Loans, the amount of such differential will be distributed to the holders of the Class A-I or Class A-II Certificates, respectively, as principal.

     All of the Group I Loans are adjustable rate loans for which only interest is due during the first ten years of their terms. All of the Group II Loans have a mortgage rate which will remain fixed until approximately the fifth year after origination and will be adjustable thereafter. Only interest is due on the Group II Loans during the first five years of their terms. Neither the depositor nor the seller is aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of similar mortgage loans over an extended period of time, and the experience of the seller is insufficient to draw any conclusions with respect to the expected prepayment rates on the mortgage loans. The rate of principal prepayments with respect to similar mortgage loans has fluctuated in recent years. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage borrowers to refinance their adjustable rate loans to "lock in" a lower adjustable or fixed interest rate. No prediction can be made as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     To the extent that amounts paid to the holders of the Class A Certificates on any Distribution Date are less than the amount due to the holders of the Class A Certificates on such date, the weighted average life of the Class A Certificates will be longer than if shortfalls had not occurred.

     In the case of any Class A Certificates purchased at a discount to their original principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of Class A Certificates purchased at a premium to their original principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

     In the event of the acceleration of the Group I or Group II loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration, the level of prepayments on the Group I or Group II loans, as applicable, will be affected, thereby shortening the weighted average life of the Class A-I or Class A-II Certificates, respectively. If the servicer acquires actual knowledge that a mortgagor has transferred or proposes to transfer the related mortgaged property, the servicer is obligated to enforce any due-on-sale clause contained in the mortgage loan consistent with its practices for mortgage loans it services for its own account. If the servicer elects not to enforce any due-on-sale clause, the servicer is authorized to enter into an assumption and modification agreement with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage loan.

     Any refinancing of a mortgage loan by a mortgagor would have the effect of a prepayment in full. Any such prepayments on the Group I and Group II loans would be passed through to holders of the Class A-I and Class A-II Certificates, respectively, and may affect the weighted average life of the related Class A Certificates.

     If a mortgage loan is prepaid in full, interest thereon will cease to accrue on the date of the prepayment. Consequently, the timing of prepayments in full on the Group I and Group II loans will affect the amount of the Available Distribution Amount available to make distributions of interest on the Class A-I and Class A-II Certificates, respectively, and will therefore affect the ability of the trust fund to make a full distribution of interest on the Class A Certificates. The Servicing Fee with respect to a loan group in respect of the month of prepayment will be applied to the related class of Class A Certificates as described under "Servicing of the Mortgage Loans--Adjustment to the Servicing Fee in connection with Mortgage Loans Prepaid in Full and Shortfalls in Interest Payments" above to make up for any reduced amount of interest collections on account of the timing of the receipt of principal prepayments, but no assurance can be given that the amount of the Servicing Fee will be sufficient for such purpose. Net Interest Shortfalls with respect to a loan group will be borne by the related class of Class A Certificates as described under "Description of the Certificates--Distributions on the Certificates" and will result in a lower than anticipated yield.

     No prediction can be made as to future levels of Certificate LIBOR, One-Month LIBOR, Six-Month LIBOR or One-Year Treasury (or the Prime Rate if the conversion option is exercised) or as to the timing of any changes therein or as to the rate or timing of any index conversion. The yields of the Class A-I and Class A-II Certificates will be affected by Certificate LIBOR and the indices on the Group I and Group II Loans, respectively. In addition, except for any payments from the Basis Risk Reserve Fund, the holders of the Class A-I Certificates will absorb the yield risk associated with a possible elimination or inversion of the spread between the related Pass-Through Rate (which rate, except as otherwise provided, is based on Certificate LIBOR) and the Weighted Average Net Mortgage Rate for the Group I Loans. If such spread disappears (i.e., if Certificate LIBOR plus the applicable margin exceeds the related Weighted Average Net Mortgage Rate for the Group I Loans), then the Class A-I Pass-Through Rate for such Distribution Date will be limited to such lower Weighted Average Net Mortgage Rate for the Group I Loans.

     The Pass-Through Rate on the Class A-II Certificates will equal the Weighted Average Net Mortgage Rate for the Group II Loans. The mortgage rates on the Group II Loans will be initially fixed. The mortgage rate on a Group II Loan will be adjusted approximately 5 years following origination and semi-annually thereafter. These rates will not change in response to changes in market interest rates during the initial 5-year period from origination period. Accordingly, if market interest rates or market yields for securities similar to the Class A-II Certificates were to rise, the market value of these certificates may decline. Therefore, the prepayment of the Group II Loans with higher mortgage rates may result in a lower Pass-Through Rate on the Class A-II Certificates.

WEIGHTED AVERAGE LIFE OF THE CLASS A CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the mortgage loans on the weighted average lives of the Class A Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the mortgage loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates will be affected by the rate at which principal on the related mortgage loans is paid. Principal payments on mortgage loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default or other dispositions of mortgage loans). Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ("CPR"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following table, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity. The columns headed "10%", "15%", "20%", "25%", "30%" and "40%", assume that prepayments on the mortgage loans are made at CPRs of "10%", "15%", "20%", "25%", "30%", and "40%"
respectively. THE CPR DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

     There is no assurance, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the CPRs shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment and obligors' net equity in their homes.

     The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the mortgage loans are received in a timely manner and prepayments are made at the indicated constant percentages of CPR; (ii) principal prepayments on the mortgage loans will be received on the last day of each month commencing in July 2000 at the respective constant percentages of CPR set forth in such table and there are no Prepayment Interest Shortfalls; (iii) except as indicated with respect to the weighted average lives, the clean-up call is not exercised;
(iv) each mortgage loan will pay only interest for the first ten years from origination, with respect to the Group I Loans, and for the first five years from origination, with respect to the Group II Loans, and will fully amortize thereafter until maturity; (v) each mortgage loan will, as of the Cut-off Date, have the applicable original term to maturity and the applicable remaining term to maturity specified below; (vi) each mortgage loan bears interest at the applicable current mortgage rate specified in the table below until the next applicable interest adjustment date and thereafter bears interest at the sum of the applicable index and margin specified in the table below; (vii) there are no losses or delinquencies on the mortgage loans; (viii) the Class A Certificates are issued on July 28, 2000; (ix) the Distribution Date is the 15th day of each month commencing in August 2000; and (x) none of the indices on the mortgage loans are converted into a new index. In addition, it is assumed that the following indices have the following per annum values:

Certificate LIBOR........................................................  6.62%
One-Month LIBOR..........................................................  6.62%
Six-Month LIBOR..........................................................  6.89375%
One-Year Treasury........................................................  6.04%

No representation is made that the actual losses and delinquencies on the mortgage loans will be experienced at the assumed rate or at any other rate. In addition, the mortgage loans are assumed to have the following characteristics:

                                                                (%)
                                            CUT-OFF DATE      CURRENT      REMAINING     ORIGINAL       IO          GROSS
                                             PRINCIPAL        MORTGAGE      TERM          TERM        PERIOD       MARGIN
                           INDEX NAME         BALANCE           RATE       (MONTHS)      (MONTHS)     (MONTHS)       (%)
                         --------------    --------------     --------     ---------     --------     --------     -------
Group I Loans            6 Month LIBOR     $ 4,403,399.64      8.71139        300           300          120       1.98629
                         6 Month LIBOR         245,395.00      8.65293        290           300          120       2.25000
                         1 Month LIBOR     164,872,140.42      8.46319        298           300          120       1.84985
                         1 Year
                         Treasury            7,333,646.96      8.34566        299           300          120       2.11178
                         1 Year
                         Treasury            1,402,073.16      8.40980        297           300          120       2.16678
                         1 Year
                         Treasury            2,479,415.16      8.60745        300           300          120       2.61302
                         1 Year
                         Treasury            2,867,331.11      7.96852        298           300          120       2.12500
                         6 Month LIBOR      11,487,223.04      8.17964        298           300          120       1.81545
                         6 Month LIBOR       4,997,395.83      8.12500        279           300          120       1.87500
                         6 Month LIBOR       9,728,900.67      8.38924        293           300          120       1.96829
                         1 Year
                         Treasury              199,812.50      7.87500        299           300          120       2.12500
                         6 Month LIBOR       1,825,700.00      8.66288        300           300          120       1.75068
Subsequent Group I
Loans                    6 Month LIBOR       2,801,774.80      8.33584        300           300          120       1.89270
                         1 Month LIBOR      14,131,620.40      8.46319        300           300          120       1.84985
                         1 Year
                         Treasury            1,224,171.31      8.31510        300           300          120       2.20703
Group II Loans           6 Month LIBOR      21,130,273.40      8.72338        360           360           60       2.00000
                         6 Month LIBOR      16,284,711.46      8.30406        359           360           60       2.00000
                         6 Month LIBOR      11,073,120.01      8.72998        359           360           60       2.00000
                         6 Month LIBOR       8,533,989.76      8.33930        360           360           60       2.00000
                         6 Month LIBOR      15,730,689.60      8.53633        358           360           60       2.00000
                         6 Month LIBOR      10,649,562.89      8.27950        358           360           60       2.00000
                         6 Month LIBOR       1,000,000.00      7.87500        358           360           60       2.00000
                         6 Month LIBOR       2,269,500.00      9.10704        359           360           60       2.00000
                         6 Month LIBOR         333,500.00      7.75000        360           360           60       2.00000
                         6 Month LIBOR         513,990.00      7.80204        359           360           60       2.00000
                         6 Month LIBOR         186,000.00      7.25000        359           360           60       2.00000
                         6 Month LIBOR       2,300,000.00      9.08424        360           360           60       2.00000
Subsequent Group II
Loans                    6 Month LIBOR     $19,994,662.88      8.52425        360           360           60        2.0000

                       NEXT                                               CURRENT      CURRENT      NEXT         NEXT
                       PERIOD       RATE          GROSS       GROSS       PERIODIC     PERIODIC     PERIODIC     PERIODIC
                       RATE CAP     RESET         LIFE         LIFE       RATE         RATE         RATE         RATE
                       RESET        FREQ          FLOOR        CAP        FLOOR         CAP         FLOOR         CAP
                       (MONTHS)     (MONTHS)       (%)         (%)         (%)          (%)          (%)          (%)
                       --------     --------     -------     --------     --------     --------     --------     --------
Group I Loans              6            6        1.98629     13.68220        NA           NA           NA           NA
                           2            6        2.25000     12.83530        NA           NA           NA           NA
                           2            1        1.84985     12.97015        NA           NA           NA           NA

                           2            2        2.11178     13.16061        NA           NA           NA           NA

                           6            6        2.16678     13.15913        NA           NA           NA           NA

                           7            6        2.61302     13.60745        NA           NA           NA           NA

                           4            6        2.12500     12.96852        NA           NA           NA           NA
                           4            6        1.81545     13.17964        NA           NA           NA           NA
                           3            6        1.87500     12.50000        NA           NA           NA           NA
                           5            6        1.96829     12.73910        NA           NA           NA           NA

                           5            6        2.12500     12.87500        NA           NA           NA           NA
                           7            6        1.75068     13.66288        NA           NA           NA           NA
Subsequent Group I
Loans                      7            6        1.89270     13.03672        NA           NA           NA           NA
                           2            1        1.84985     12.97015        NA           NA           NA           NA

                           7            6        2.20703     13.19548        NA           NA           NA           NA
Group II Loans            61            6        2.00000     14.72998         6            6            2            2
                          60            6        2.00000     14.29646         6            6            2            2
                          60            6        2.00000     14.72998         6            6            2            2
                          61            6        2.00000     14.33930         6            6            2            2
                          59            6        2.00000     14.53633         6            6            2            2
                          59            6        2.00000     14.22867         6            6            2            2
                          59            6        2.00000     13.87500         6            6            2            2
                          60            6        2.00000     15.10704         6            6            2            2
                          61            6        2.00000     13.75000         6            6            2            2
                          60            6        2.00000     13.80204         6            6            2            2
                          60            6        2.00000     13.25000         6            6            2            2
                          61            6        2.00000     15.08424         6            6            2            2
Subsequent Group II
Loans                     61            6        2.00000     14.51686         6            6            2            2

     Since the table was prepared on the basis of the assumptions in the preceding paragraph, there will be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the original Principal Balances outstanding and the weighted average life of the Class A Certificates set forth in the tables. In particular, the mortgage rates are adjustable (with respect to Group II Loans, five years after origination) and will most likely vary from the assumed interest rates, which may have a significant effect on the percentages of the original Principal Balances outstanding and the weighted average life. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

     It is not likely that the mortgage loans will prepay at any constant CPR to maturity or that all mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster distributions of principal than as indicated in the related table at the various CPRs specified even if the weighted average remaining term to maturity of the mortgage loans is as assumed above.

     Investors are urged to make their investment decisions on a basis that includes their determination of anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average life of the Class A Certificates and sets forth the percentage of the original Principal Balances of the Class A Certificates that would be outstanding after each of the dates shown at the indicated CPR.

                   PERCENT OF THE ORIGINAL PRINCIPAL BALANCE
                   OF THE CLASS A-I CERTIFICATES OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF CPR

DISTRIBUTION DATE                                                 0%      10%     15%     20%     25%     30%     40%
--------------------------------------------------------------   -----    ----    ----    ----    ----    ----    ----
Initial Percentage............................................     100%    100%    100%    100%    100%    100%    100%
July 15, 2001.................................................      99      89      84      79      74      69      59
July 15, 2002.................................................      99      80      71      63      55      48      35
July 15, 2003.................................................      99      72      60      50      41      33      21
July 15, 2004.................................................      99      65      51      40      31      23      12
July 15, 2005.................................................      99      58      44      32      23      16       7
July 15, 2006.................................................      99      52      37      26      17      11       4
July 15, 2007.................................................      99      47      31      20      13       8       2
July 15, 2008.................................................      99      42      27      16       9       5       1
July 15, 2009.................................................      99      38      22      13       7       3       0
July 15, 2010.................................................      98      34      19      10       5       2       0
July 15, 2011.................................................      95      29      15       7       3       1       0
July 15, 2012.................................................      91      25      12       6       2       1       0
July 15, 2013.................................................      87      22      10       4       1       0       0
July 15, 2014.................................................      82      18       8       3       1       0       0
July 15, 2015.................................................      77      15       6       2       0       0       0
July 15, 2016.................................................      72      13       5       1       0       0       0
July 15, 2017.................................................      66      10       3       1       0       0       0
July 15, 2018.................................................      60       8       3       0       0       0       0
July 15, 2019.................................................      53       7       2       0       0       0       0
July 15, 2020.................................................      46       5       1       0       0       0       0
July 15, 2021.................................................      38       3       1       0       0       0       0
July 15, 2022.................................................      29       2       0       0       0       0       0
July 15, 2023.................................................      19       1       0       0       0       0       0
July 15, 2024.................................................       9       0       0       0       0       0       0
July 15, 2025.................................................       0       0       0       0       0       0       0
July 15, 2026.................................................       0       0       0       0       0       0       0
July 15, 2027.................................................       0       0       0       0       0       0       0
July 15, 2028.................................................       0       0       0       0       0       0       0
July 15, 2029.................................................       0       0       0       0       0       0       0
July 15, 2030.................................................       0       0       0       0       0       0       0
July 15, 2031.................................................       0       0       0       0       0       0       0
Weighted Average Life without exercise of a clean-up call
  (years)(1)..................................................   18.63    7.86    5.61    4.22    3.31    2.68    1.88
Weighted Average Life with exercise of a clean-up call
  (years)(1)(2)...............................................   18.59    7.60    5.31    3.96    3.08    2.48    1.74

------------------

(1) The weighted average life of a Class A-I Certificate is determined by
    (i) multiplying the amount of each net reduction by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original Principal Balance of such Certificate.

(2) The weighted average life is determined assuming the exercise of the 10% clean-up call as soon as it is exercisable. See "Description of the Certificates--Clean-up Call."

                   PERCENT OF THE ORIGINAL PRINCIPAL BALANCE
                   OF THE CLASS A-II CERTIFICATES OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF CPR

DISTRIBUTION DATE                                                 0%      10%     15%     20%     25%     30%     40%
--------------------------------------------------------------   -----    ----    ----    ----    ----    ----    ----
Initial Percentage............................................     100%    100%    100%    100%    100%    100%    100%
July 15, 2001.................................................     100      90      85      80      75      70      60
July 15, 2002.................................................     100      81      72      63      56      48      35
July 15, 2003.................................................     100      72      61      50      41      33      20
July 15, 2004.................................................     100      65      51      40      31      24      13
July 15, 2005.................................................     100      58      44      32      23      16       7
July 15, 2006.................................................      99      52      37      25      17      11       4
July 15, 2007.................................................      98      46      31      20      13       7       2
July 15, 2008.................................................      96      41      26      16       9       5       1
July 15, 2009.................................................      95      36      22      12       7       3       0
July 15, 2010.................................................      93      32      18       9       5       2       0
July 15, 2011.................................................      91      28      15       7       3       1       0
July 15, 2012.................................................      89      25      12       6       2       1       0
July 15, 2013.................................................      87      22      10       4       1       0       0
July 15, 2014.................................................      85      19       8       3       1       0       0
July 15, 2015.................................................      82      17       7       2       0       0       0
July 15, 2016.................................................      79      14       5       2       0       0       0
July 15, 2017.................................................      76      12       4       1       0       0       0
July 15, 2018.................................................      73      10       3       1       0       0       0
July 15, 2019.................................................      69       9       2       0       0       0       0
July 15, 2020.................................................      65       7       2       0       0       0       0
July 15, 2021.................................................      61       6       1       0       0       0       0
July 15, 2022.................................................      56       5       1       0       0       0       0
July 15, 2023.................................................      51       4       0       0       0       0       0
July 15, 2024.................................................      45       3       0       0       0       0       0
July 15, 2025.................................................      39       2       0       0       0       0       0
July 15, 2026.................................................      32       1       0       0       0       0       0
July 15, 2027.................................................      25       1       0       0       0       0       0
July 15, 2028.................................................      17       0       0       0       0       0       0
July 15, 2029.................................................       8       0       0       0       0       0       0
July 15, 2030.................................................       0       0       0       0       0       0       0
July 15, 2031.................................................       0       0       0       0       0       0       0
Weighted Average Life without exercise of a clean-up call
  (years)(1)..................................................   21.62    8.08    5.66    4.24    3.33    2.70    1.89
Weighted Average Life assuming a prepayment in full
  (years)(1)(2)...............................................    5.05    3.90    3.42    3.01    2.64    2.32    1.79

------------------

(1) The weighted average life of a Class A-II Certificate is determined by (i) multiplying the amount of each net reduction by the number of years from the date of the issuance of such Certificate to the related Distribution Date,
    (ii) adding the results and (iii) dividing the sum by the original Principal Balance of such Certificate.

(2) The weighted average life is determined assuming that each Group II Loan is subject to a prepayment in full on the 60th distribution date.

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. No representation is made by any of the underwriter, the depositor, the seller, the trustee or any of their affiliates as to the accuracy or completeness of any such information.

     Ambac Assurance Corporation (the "CERTIFICATE INSURER"), in consideration of the payment of the premium and subject to the terms of the certificate guarantee insurance policy relating to the Class A Certificates (the "CERTIFICATE INSURANCE POLICY"), unconditionally and irrevocably agrees to pay to the trustee for distribution to holders of the Class A Certificates in accordance with the terms of the Agreement that portion of Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Amount shall be finally and completely discharged to the extent funds equal to the applicable Insured Amount are received from the Certificate Insurer by the Trustee. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee. Insured Amounts shall be paid only at the time set forth in the Certificate Insurance Policy.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund or the trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments nor protect against any risk other than Nonpayment, including failure of the trustee to make any Insured Payment due to holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates or any Basis Risk Carry-Forward Amount.

     The Certificate Insurer will pay in immediately available funds any amount payable under the Certificate Insurance Policy (other than Preference Amounts) from its own funds on the later of (a) the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment or
(b) the applicable Distribution Date. Such payments shall be made only upon presentation of an instrument in form and substance satisfactory to the Certificate Insurer who shall be subrogated to all rights of the holders of the Class A Certificates to payment on the Class A Certificates to the extent of the Insured Payments so made. Once payments of the Insured Amounts have been made to the trustee, the Certificate Insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the Certificate Insurance Policy and no acceleration of Insured Amounts shall be made regardless of any acceleration of any of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Certificate Insurer of a certified copy of the order requiring the return of a preference payment, and other documentation as is reasonably required by the Certificate Insurer. This documentation shall be in a form satisfactory to the Certificate Insurer, provided that if the documents are received after 12:00 noon New York City time on that Business Day, they will be deemed to be received on the following Business Day.

     THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     As used in the Certificate Insurance Policy, the following terms have the following meanings:

     "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday, (ii) a legal holiday in the States of Minnesota, Maryland or New York or (iii) any day on which banking or savings and loan institutions in the State of New York or the State in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

     "DUE FOR PAYMENT" means, with respect to any Insured Amounts, such amount that is due and payable under the Agreement on the related Distribution Date.

     "INSURED AMOUNT" means with respect to any Distribution Date, the Required Payment for such Distribution Date (exclusive of any Net Interest Shortfalls and Basis Risk Carry-Forward Amounts).

     "INSURED PAYMENT" means the aggregate amount actually paid by the Certificate Insurer to the trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

     "NONPAYMENT" means, with respect to any Distribution Date, an Insured Amount which is Due for Payment but has not and will not be paid in respect of such Distribution Date pursuant to the Agreement.

     "OVERCOLLATERALIZATION DEFICIT AMOUNT" means with respect to each of the Class A-I Certificates and the Class A-II Certificates, and any Distribution Date the excess, if any, of (a) the Class A-I Principal Balance or the Class A-II Principal Balance, as applicable, over (b) the Stated Principal Balance of the Group I Loans or the Group II Loans, as applicable, in each case as of the close of business on the last day of the prior Due Period, plus any amount on deposit in the related sub-account of the Pre-Funding Account and available for purchase of Subsequent Mortgage Loans.

     "PREFERENCE AMOUNT" means any payment of principal or interest on any Class A Certificate which has become Due for Payment, the nonpayment of which would have been covered by the Certificate Insurance Policy, and that has been made to a holder of the Class A Certificates, by or on behalf of the trustee which has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     "REQUIRED PAYMENT" means, with respect to the Class A-I Certificates and the Class A-II Certificates and any Distribution Date, the sum of:

          (a) the amount, if any, by which (x) the aggregate of the full amount of the Interest Distribution Amount (exclusive of any Net Interest Shortfall or, with respect to the Class A-I Certificates, Basis Risk Carry-Forward Amount for such Distribution Date) and the Overcollateralization Deficit Amount due to be distributed to such class of Class A Certificateholders, exceeds (y) the amount of funds (exclusive of funds representing the Insured Payment in respect of such Distribution
     Date) that will be on deposit in the Distribution Account in respect of such Distribution Date and payable on such class of Class A Certificates, after taking into account all deposits to be made to the Distribution Account on or prior to such Distribution Date and payable to such class of Class A Certificates, including without limitation all Monthly Advances with respect to the related loan group and payments under the Limited Purpose Surety Bond with respect to the related loan group, and including amounts available and payable from the unrelated loan group.

          (b) on the Distribution Date in October 2026, with respect to the Class A-I Certificates, and October 2031, with respect to the Class A-II Certificates the amount, if any, necessary to reduce the Principal Balance of such class of Class A Certificates to zero (after giving effect to all other distributions of principal to be made on such Distribution Date in respect of such class of Class A Certificates).

     The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

     The Certificate Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. The Certificate Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. have each assigned a triple-A financial strength rating to the Certificate Insurer.

     The consolidated financial statements of the Certificate Insurer and subsidiaries as of December 31, 1999 and December 31, 1998, and for each of the years in the three-year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc.--which was filed with the Securities and Exchange Commission on March 30, 2000; Securities and Exchange Commission File No. 1-10777--and the unaudited consolidated financial statements of the Certificate Insurer and subsidiaries as of March 31, 2000 and for the periods ended March 31, 2000 and March 31, 1999 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended--which was filed with the Securities and Exchange Commission on May 12, 2000--are incorporated by reference into this prospectus supplement and are deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained by reference in this prospectus supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Securitites and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates are deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of the financial statements.

     The following table sets forth the capitalization of the Certificate Insurer and subsidiaries as of December 31, 1998, December 31, 1999 and
March 31, 2000, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                                         DECEMBER 31,    DECEMBER 31,    MARCH 31,
                                                                           1998            1999            2000
                                                                         ------------    ------------    ------------
                                                                                                         (UNAUDITED)
Unearned premiums.....................................................      $1,303          $1,442          $1,428
Other liabilities.....................................................         548             524             477
                                                                            ------          ------          ------
                                                                            $1,851          $1,966          $1,905
                                                                            ------          ------          ------
Stockholder's equity
  Common stock........................................................      $   82          $   82          $   82
  Additional paid-in capital..........................................         541             752             752
  Accumulated other comprehensive income (loss).......................         138             (92)            (36)
  Retained earnings...................................................       1,405           1,674           1,749
                                                                            ------          ------          ------
Total stockholder's equity............................................       2,166           2,416           2,547
                                                                            ------          ------          ------
Total liabilities and stockholder's equity............................      $4,017          $4,382          $4,452
                                                                            ======          ======          ======

     For additional financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the Certificate Insurer incorporated herein by reference and copies of the Certificate Insurer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

     The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, the prospectus or this prospectus supplement other than the information supplied by the Certificate Insurer and presented under the heading "The Certificate Insurance Policy and the Certificate Insurer" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

                        FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund (exclusive of the rights in respect of the Additional Collateral and the Basis Risk Reserve Fund) will consist of three segregated asset pools (the "UPPER-TIER REMIC" and the "LOWER-TIER REMICS"), the first of which shall consist of the group I loans and, the second of which shall consist of the group II loans and the third of which shall consist of the regular interests in each Lower-Tier REMIC. Elections will be made to treat each pool as a separate "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. The Class A Certificates and Class B Certificates will be designated as "regular interests" in the Upper-Tier REMIC, the Class R Certificates will represent the "residual interest" in the Upper-Tier REMIC and each Lower-Tier REMIC.

     In addition, the Class A-I Certificates will represent a beneficial interest in the right to receive payments from the Basis Risk Reserve Fund pursuant to the provisions of the Agreement. Due to their entitlement to such payments, the Class A-I Certificates will be treated as also representing beneficial interests in contractual rights that would either be treated for United States federal income tax purposes as an interest rate cap agreement (the "INTEREST RATE CAP AGREEMENT") as a notional principal contract or as an interest in an entity taxable as a partnership with the Class B Certificates in respect of each Class B Certificates' entitlement to interest for federal income tax purposes. In the event that the rights of the Class A-I Certificates to Basis Risk Carry-Forward Amounts are treated as representing beneficial interests in an entity taxable as a partnership for federal income tax purposes, such Certificateholders may be subject to different tax timing consequences and withholding on such amounts with respect to holders of the Class A-I Certificates who are non-U.S. Persons. Prospective investors in the Class A-I Certificates should consult their tax advisors regarding the tax treatment of the rights of the holders of such Certificates to Basis Risk Carry-Forward Amounts.

     A holder of a Class A-I Certificate must allocate its purchase price for such Certificate between its two components--the REMIC regular interest component and the Interest Rate Cap Agreement component or the partnership interest component, as applicable. For information reporting purposes, the Trustee will assume that, with respect to any Class A-I Certificate, the Interest Rate Cap Agreement component or the partnership interest component, as applicable, will have only nominal value relative to the value of the regular interest component. The IRS could argue, however, that the Interest Rate Cap Agreement component or the partnership interest component, as applicable, has significant value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of discount to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences--REMICs" in the Prospectus.

     Upon the sale, exchange, or other disposition of a Class A-I Certificate, the holder must allocate the amount realized between the two components of the Class A-I Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Class A-I Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Interest Rate Cap Agreement component or the partnership interest component, as applicable, should be capital gain or loss, and, gain or loss on the disposition of the regular interest component should, subject to the limitation described below, be capital gain or loss. Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Class A-I Certificate realized by an investor who holds such Certificate as a capital asset will be gain or loss and will be long-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if the Certificate is held as part of a "conversion transaction" as described in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the holder entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Certificate. In addition, gain or loss recognized from the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers are subject to a lower minimum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     The following discussion assumes that the right of each of the holders of the Class A-I Certificates to receive payments from the Basis Risk Reserve Fund will be treated as an interest rate cap agreement for federal income tax purposes. As indicated above, a portion of the purchase price paid by a holder to acquire a Class A-I Certificate will be attributable to the Interest Rate Cap Agreement component of such Certificate. The portion of the overall purchase price attributable to the Interest Rate Cap Agreement component must be amortized over the life of a Class A-I Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Cap Agreement component of a Class A Certificate.

     Any payments made to a holder of a Class A Certificate from the Basis Risk Reserve Fund, will be treated as periodic payments on an interest rate cap agreement. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Interest Rate Cap Agreement component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

     In general, as a result of the qualification of the Class A Certificates as regular interests in a REMIC, the regular interest component of the Class A Certificates will be treated as (i) assets described in Section
7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "CODE") and
(ii) "real estate assets" under Section 856(c)(4)(A) of the Code, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund, would be so treated. The Interest Rate Cap Agreement component or the partnership interest component, as applicable, of the Class A Certificates will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code.

     The Class A Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of 20%. No representation is made that the mortgage loans will, in fact, prepay at this or any other rate.

     President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest holders with respect to such residual interest. The proposal would be effective for REMICs created after the date of enactment. It is unknown whether this provision will be included in any bill introduced to Congress this year or, if introduced, whether it will be enacted. Prospective investors in REMIC residual interests should consult their tax advisors regarding the Fiscal Year 2001 Budget Proposal.

     See "Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes requirements on employee benefit plans subject to ERISA (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested subject to the requirements of ERISA and/or the Code) (collectively, "PLANS") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, one of the Underwriters, an administrative exemption (Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include mortgage loans such as the mortgage loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by other certificates of the trust fund;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's or Fitch, Inc. (each, a "RATING AGENCY");

          (4) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Class A Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of all of the Class A Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligors representing five (5) percent or less of the fair market value of the obligations in the trust. The Exemption does not apply to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, there is no obligor with respect to mortgage loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                        LEGAL INVESTMENT CONSIDERATIONS

     After the amount in the pre-funding account has been reduced to zero, so long as the Class A Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency, the Class A Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be applied by the depositor to the purchase price of the mortgage loans from the seller and expenses connected with pooling the mortgage loans and issuing the certificates.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT") relating to the Class A Certificates, the depositor has agreed to sell the Class A Certificates to the underwriters specified below (the "Underwriters"), and the Underwriters have agreed to purchase the Class A Certificates in the respective principal amounts set forth opposite their names below:

                                                     PRINCIPAL AMOUNT OF       PRINCIPAL AMOUNT OF
UNDERWRITER                                          CLASS A-I CERTIFICATES    CLASS A-II CERTIFICATES
--------------------------------------------------   ----------------------    -----------------------
Morgan Stanley & Co. Incorporated.................        $229,998,000              $ 107,798,000
CIBC Worldmarkets plc.............................               1,000                      1,000
Unibank a/s.......................................               1,000                      1,000
                                                          ------------              -------------
     Total........................................        $230,000,000              $ 107,800,000
                                                          ============              =============

     The Class A Certificates may be distributed from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. Proceeds to the depositor from the sale of the Class A Certificates are expected to be approximately 99.98% of the initial principal amount of the Class A Certificates, before deducting expenses payable by the depositor. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Class A Certificates, each Underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A

Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement and certain indemnity letters provide that the depositor and the seller, will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

     There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Underwriters have no obligation to make a secondary market in the Class A Certificates. Any such market-making by the Underwriters may be discontinued by it at any time without notice, in its sole discretion. The Class A Certificates will not be listed on any securities exchange.

     Morgan Stanley & Co. Incorporated, one of the Underwriters, is an affiliate of the depositor, the seller and the servicer.

                                    EXPERTS

     The consolidated financial statements of the Certificate Insurer, and subsidiaries, as of December 31, 1999 and 1998 and for each of the years in the three year period ended December 31, 1999 have been incorporated by reference in this prospectus supplement and in the depositor's registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters and the material federal income tax consequences of the Certificates will be passed upon for the depositor, the seller and Morgan Stanley & Co. Incorporated by Brown & Wood LLP, New York, New York.

                               CERTIFICATE RATING

     It is a condition to the issuance of the certificates that the Class A Certificates be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S") and Aaa by Moody's Investors Service, Inc. ("MOODY'S").

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The ratings assigned to the Class A Certificates address the likelihood of the receipt of distributions due on the Class A Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the mortgage loans, the structural and legal aspects associated with the Class A Certificates, and the financial strength of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Class A Certificates. The ratings assigned to the Class A Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Class A Certificates might suffer a lower than anticipated yield or the likelihood or frequency of payment of any Basis Risk Carry-Forward Amounts with respect to the Class A-I Certificates. There can be no assurance as to whether any other rating agency will rate the Class A Certificates, or if it does, what rating it will assign to the Class A Certificates.

                           [INTENTIONALLY LEFT BLANK]

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered, Morgan Stanley Dean Witter Capital I 2000-1 Trust Mortgage Pass-Through Certificates, Series 2000-1 (the "GLOBAL SECURITIES") will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and other DTC Participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold interests in Global Securities through DTC Participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Transfers between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or the Euroclear Operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC Participant's account against delivery of an interest in the Global Securities. After such settlement has been completed, such interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The credit of such interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case such Clearstream Participants or Euroclear Participants will take on credit exposure to Clearstream or the Euroclear Operator until interests in the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or the Euroclear Operator has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream Participants or Euroclear Participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

     Finally, intra-day traders that use Clearstream Participants or Euroclear Participants to purchase interests in Global Securities from DTC Participants or sellers settling through them for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

          (a) borrowing interests in Global Securities through Clearstream or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing interests in Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for such interests, to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following business day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Beneficial Owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of such change. After December 31, 2000, only Form W-8BEN will be acceptable.

     Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing
Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                   MORGAN STANLEY DEAN WITTER CAPITAL I INC.
               (FORMERLY KNOWN AS MORGAN STANLEY CAPITAL I INC.)
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                    (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                         ------------------------------

     Morgan Stanley Dean Witter Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

          o conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

          o mortgage pass-through certificates and mortgage-backed securities;

          o direct obligations of the United States or other governmental agencies; or

          o any combination of the above.

     The certificates of any series will not be obligations of Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                         ------------------------------

            INVESTING IN ANY SERIES OF CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

                         ------------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         ------------------------------

                           MORGAN STANLEY DEAN WITTER

                 The date of this prospectus is July 25, 2000.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

     o this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Dean Witter Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley Dean Witter Capital I Inc.'s telephone number is (212) 761-4700.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
SUMMARY OF PROSPECTUS......................................................................................      5
RISK FACTORS...............................................................................................     10
DESCRIPTION OF THE TRUST FUNDS.............................................................................     16
Assets.....................................................................................................     16
Mortgage Loans.............................................................................................     16
Mortgage-Backed Securities.................................................................................     18
Government Securities......................................................................................     19
Accounts...................................................................................................     19
Credit Support.............................................................................................     19
Cash Flow Agreements.......................................................................................     20
USE OF PROCEEDS............................................................................................     20
YIELD CONSIDERATIONS.......................................................................................     20
General....................................................................................................     20
Pass-Through Rate..........................................................................................     20
Timing of Payment of Interest..............................................................................     21
Payments of Principal; Prepayments.........................................................................     21
Prepayments, Maturity and Weighted Average Life............................................................     22
Other Factors Affecting Weighted Average Life..............................................................     23
THE DEPOSITOR..............................................................................................     25
DESCRIPTION OF THE CERTIFICATES............................................................................     25
General....................................................................................................     25
Distributions..............................................................................................     26
Available Distribution Amount..............................................................................     26
Distributions of Interest on the Certificates..............................................................     26
Distributions of Principal of the Certificates.............................................................     27
Components.................................................................................................     27
Distributions on the Certificates of Prepayment Premiums...................................................     27
Allocation of Losses and Shortfalls........................................................................     28
Advances in Respect of Delinquencies.......................................................................     28
Reports to Certificateholders..............................................................................     29
Termination................................................................................................     30
Book-Entry Registration and Definitive Certificates........................................................     31
DESCRIPTION OF THE AGREEMENTS..............................................................................     33
Assignment of Assets; Repurchases..........................................................................     33
Representations and Warranties; Repurchases................................................................     35
Certificate Account and Other Collection Accounts..........................................................     36
Collection and Other Servicing Procedures..................................................................     39
Subservicers...............................................................................................     40
Realization Upon Defaulted Mortgage loans..................................................................     40
Hazard Insurance Policies..................................................................................     42
Fidelity Bonds and Errors and Omissions Insurance..........................................................     43
Due-on-Sale Provisions.....................................................................................     44
Retained Interest; Servicing Compensation and Payment of Expenses..........................................     44
Evidence as to Compliance..................................................................................     44
Matters Regarding a Master Servicer and the Depositor......................................................     45
Events of Default..........................................................................................     46
Rights Upon Event of Default...............................................................................     47
Amendment..................................................................................................     48
The Trustee................................................................................................     48
Duties of the Trustee......................................................................................     48
Matters Regarding the Trustee..............................................................................     49
Resignation and Removal of the Trustee.....................................................................     49
DESCRIPTION OF CREDIT SUPPORT..............................................................................     49
General....................................................................................................     49

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
                                                                                                              PAGE
                                                                                                              ----
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Subordinate Certificates...................................................................................     50
Cross-Support Provisions...................................................................................     50
Insurance or Guarantees for the Mortgage loans.............................................................     51
Letter of Credit...........................................................................................     51
Insurance Policies and Surety Bonds........................................................................     51
Reserve Funds..............................................................................................     51
Credit Support for Mortgage-Backed Securities..............................................................     52
LEGAL ASPECTS OF MORTGAGE LOANS............................................................................     52
General....................................................................................................     52
Types of Mortgage Instruments..............................................................................     52
Interest in Real Property..................................................................................     53
Cooperative Loans..........................................................................................     53
Foreclosure................................................................................................     54
Junior Mortgages...........................................................................................     59
Anti-Deficiency Legislation and Other Limitations on Lenders...............................................     59
Environmental Legislation..................................................................................     60
Due-on-Sale Clauses........................................................................................     60
Prepayment Charges.........................................................................................     61
Subordinate Financing......................................................................................     61
Applicability of Usury Laws................................................................................     61
Alternative Mortgage Instruments...........................................................................     62
Soldiers' and Sailors' Civil Relief Act of 1940............................................................     62
Forfeitures in Drug and RICO Proceedings...................................................................     63
FEDERAL INCOME TAX CONSEQUENCES............................................................................     63
General....................................................................................................     64
Grantor Trust Funds........................................................................................     64
a. Single Class of Grantor Trust Certificates..............................................................     64
b. Multiple Classes of Grantor Trust Certificates..........................................................     68
c. Sale or Exchange of a Grantor Trust Certificate.........................................................     71
d. Non-U.S. Persons........................................................................................     72
e. Information Reporting and Backup Withholding............................................................     73
REMICs.....................................................................................................     73
a. Taxation of Owners of REMIC Regular Certificates........................................................     75
b. Taxation of Owners of REMIC Residual Certificates.......................................................     83
Prohibited Transactions and Other Taxes....................................................................     88
Liquidation and Termination................................................................................     89
Administrative Matters.....................................................................................     89
Tax-Exempt Investors.......................................................................................     90
Residual Certificate Payments--Non-U.S. Persons............................................................     90
Tax Related Restrictions on Transfers of REMIC Residual Certificates.......................................     90
STATE TAX CONSIDERATIONS...................................................................................     93
ERISA CONSIDERATIONS.......................................................................................     93
General....................................................................................................     93
Prohibited Transactions....................................................................................     93
Review by Plan Fiduciaries.................................................................................     96
LEGAL INVESTMENT...........................................................................................     97
PLAN OF DISTRIBUTION.......................................................................................     98
LEGAL MATTERS..............................................................................................     99
FINANCIAL INFORMATION......................................................................................     99
RATING.....................................................................................................    100
INCORPORATION OF INFORMATION BY REFERENCE..................................................................    100
GLOSSARY OF TERMS..........................................................................................    101

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer....................................  Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among Morgan Stanley Dean Witter Capital I Inc., one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Dean Witter Capital I Inc., a wholly-owned subsidiary of Morgan Stanley Group Inc.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans for each series of certificates, which servicer(s) may be affiliates of Morgan Stanley Dean Witter Capital I Inc., will be named in the related prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

                              THE MORTGAGE ASSETS

General...................................  Each trust will own the related mortgage loan, including mortgage participations, or mortgage-backed securities or both or, if specified in the applicable prospectus supplement, direct obligations of the United States or other governmental agencies. You should refer to the applicable prospectus supplement for the precise
                                            characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or adjustable interest rate mortgage loans, or mortgage participations, secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations. Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years.

                                            All mortgage loans will have been originated by persons other than
                                            Morgan Stanley Dean Witter Capital I Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first liens or junior liens or first and junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and mortgage-backed securities, direct obligations of the United States or other governmental agencies which provide for payment of interest or principal or both.

                                  OTHER ASSETS

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust fund may include the following agreements and other similar agreements:

                                            o guaranteed investment contracts;

                                            o interest rate exchange agreements;

                                            o interest rate cap or floor contracts;

                                            o currency exchange contracts; or

                                            o other swap or notional balance contracts.

                               CREDIT ENHANCEMENT

Subordination.............................  A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. The rights of the holders of subordinate certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

                                            Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate shares of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

                                            o the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinate certificates on each distribution date, current distributions on the related mortgage loans and mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for distributions on such date;

                                            o the right of such holders to receive future distributions on the mortgage loans and mortgage-backed securities that would otherwise have been payable to the holders of subordinate certificates;

                                            o the prior allocation to the subordinate certificates of all or a portion of losses realized on the underlying mortgage loans and mortgage-backed securities; or

                                            o any combination of the above.

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series may be entitled to the benefits of other types of credit enhancement, including but not limited to:

                                            o limited guarantee

                                            o financial guaranty insurance policy

                                            o surety bond

                                            o letter of credit

                                            o mortgage pool insurance policy

                                            o reserve fund

                                            o cross-support

                                            Any credit support will be described in the applicable prospectus supplement.

                         DISTRIBUTIONS ON CERTIFICATES

General...................................  Each series of certificates will consist of one or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                                            o principal and interest payments in respect of the related mortgage loans and mortgage-backed securities;

                                            o principal distributions, with no interest distribution;

                                            o interest distributions, with no principal distributions;

                                            o sequential or concurrent distributions of principal;

                                            o senior or subordinate distributions of interest or principal or both;

                                            o distributions of interest after an interest accrual period; or

                                            o such other distributions as are described in the applicable prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions, interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates--net of servicing fees and other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                                            Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the fixed, floating or weighted average pass-through rate for each class indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal.................................  With respect to a series of certificates, principal payments including prepayments on the related mortgage loans and
                                            mortgage-backed securities will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date.
                                            Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will be made will be specified in the related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

               ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination...............................  If so specified in the prospectus supplement with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified in the related prospectus supplement, the party specified in the related prospectus supplement will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o in book-entry form through the facilities of The Depository Trust
                                              Company; or

                                            o in fully registered, certificated form.

                                            If you own book-entry certificates, you will not receive physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary circumstances. Instead, The
                                            Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through
                                            participating organizations. This may result in delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through The Depository Trust Company and its participating organizations.

Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will depend on:

                                            o whether a "real estate mortgage investment conduit" election is made with respect to a series of certificates;

                                            o if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or residual interests; and

                                            o if a "real estate mortgage investment conduit" election is not made, the certificates will be treated as interests in a grantor trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                                            Security Act of 1974, as amended--also known as ERISA, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

Rating....................................  Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                                            o A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.
                                            o Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                  RISK FACTORS

     You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

LACK OF A SECONDARY MARKET MAY MAKE IT      The liquidity of your certificates may be limited. You should
  DIFFICULT FOR YOU TO RESELL YOUR          consider that:
  CERTIFICATES

                                            o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

                                            o the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such certificates, but no underwriter will be obligated to do so; and

                                            o unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

THE TRUST FUND'S ASSETS MAY BE              Except for any related insurance policies and any reserve fund or
  INSUFFICIENT TO PAY YOUR CERTIFICATES IN  credit enhancement described in the applicable prospectus supplement,
  FULL                                      the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Dean
                                            Witter Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                            o loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                            o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                            Because some of the representations and warranties with respect to the mortgage loans and mortgage-backed securities may have been made or assigned in connection with transfers of the mortgage loans and mortgage-backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Dean Witter Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                            There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                            If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT     With respect to each series of certificates, credit enhancement may
  AND COVERAGE                              be provided to cover losses on the underlying mortgage loans and mortgage-backed securities up to specified amounts.

                                            Regardless of the form of credit enhancement provided:

                                            o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

                                            o the amount of coverage may provide only very limited coverage as to certain types of losses such as hazard losses, bankruptcy losses and fraud losses, and may provide no coverage as to certain other types of losses; and

                                            o all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

                                            In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates.

                                            The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                            None of Morgan Stanley Dean Witter Capital I Inc., any servicer, or any of their affiliates, will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

CHANGES IN CONDITIONS IN THE REAL ESTATE    An investment in securities such as the certificates, which generally
  MARKET WILL AFFECT MORTGAGE LOAN          represent interests in pools of residential mortgage loans, may be
  PERFORMANCE                               affected by a decline in real estate values and changes in the borrower's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

                                            If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                            To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

GEOGRAPHIC CONCENTRATION MAY INCREASE       In addition to risk factors related to the residential real estate
  RATES OF LOSS AND DELINQUENCY             market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                            The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community--such as borrowers relying on commission income and self-employed borrowers. Such occurrences may accordingly affect the actual rates of delinquencies, foreclosure and losses with respect to any trust fund.

THE RATE OF PREPAYMENT ON MORTGAGE ASSETS   The yield of the certificates of each series will depend in part on
  MAY ADVERSELY AFFECT AVERAGE LIVES AND    the rate of principal payment on the mortgage loans and
  YIELDS ON CERTIFICATES                    mortgage-backed securities, including prepayments, liquidations due to defaults and mortgage loan repurchases. Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                            The yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and
                                            mortgage-backed securities; and The yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified

                                            mortgage loans and mortgage-backed securities than other classes of certificates.

                                            The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                                            o prevailing mortgage market interest rates;

                                            o local and national economic conditions;

                                            o homeowner mobility; and

                                            o the ability of the borrower to obtain refinancing.

                                            In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

RATINGS ON CERTIFICATES REFLECT LIMITED     Any rating assigned by a rating agency to a class of certificates
  ASSESSMENTS                               will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal prepayments, including those caused by defaults, on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of
                                            certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                            The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

RATINGS DO NOT GUARANTY VALUE               If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan
                                            Stanley Dean Witter Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

PAYMENTS IN FULL OF A BALLOON LOAN DEPEND   Certain of the mortgage loans may not be fully amortizing over their
  ON THE BORROWER'S ABILITY TO REFINANCE    terms to maturity and, thus, will require substantial principal
  THE BALLOON LOAN OR SELL THE MORTGAGED    payments, i.e., balloon payments, at their stated maturity. Mortgage
  PROPERTY                                  loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                            o the level of available mortgage interest rates at the time of sale or refinancing;

                                            o the borrower's equity in the related mortgaged property;

                                            o the financial condition of the mortgagor;

                                            o tax laws;

                                            o prevailing general economic conditions; and

                                            o the availability of credit for single family real properties generally.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY  Certain of the mortgage loans may be secured by junior liens and the
  ONLY BE SATISFIED AFTER THE RELATED       related first liens may not be included in the trust fund. The
  FIRST LIEN MORTGAGE HAS BEEN SATISFIED    primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

OBLIGORS MAY DEFAULT IN PAYMENT OF          If so specified in the related prospectus supplement, in order to
  MORTGAGE LOANS                            maximize recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted within prescribed parameters to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, such extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE CERTIFICATES     The rights of holders of subordinate certificates to receive
  WILL BEAR A GREATER RISK OF PAYMENT       distributions to which they would otherwise be entitled with respect
  DELAYS AND LOSSES                         to the mortgage loans and mortgage-backed securities will be subordinate to the rights of the servicer to receive its fee and reimbursement for advances and the holders of senior certificates to the extent described in this prospectus. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate certificates.

                                            The yields on the subordinate certificates may be extremely sensitive to the loss experience of the mortgage loans and mortgage-backed securities and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans and
                                            mortgage-backed securities exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

MORTGAGE LOAN ACCELERATION CLAUSES MAY NOT  Mortgages may contain a due-on-sale clause, which permits the lender
  BE ENFORCEABLE                            to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

THERE ARE RESTRICTIONS ON INVESTORS         Generally, ERISA applies to investments made by employee benefit
  SUBJECT TO ERISA                          plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John
                                            Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 135.

ASSETS

     The primary assets of each trust fund will include:

          o single family mortgage loans, including mortgage participations;

          o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

          o direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

             o interest-bearing securities,

             o non-interest-bearing securities,

             o originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             o interest-bearing securities from which the right to payment of principal has been removed; or

          o a combination of mortgage loans, mortgage-backed securities and government securities.

     The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Dean Witter Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Dean Witter Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities.

     The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Dean Witter Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

  General

     To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

          o liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

          o liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Dean Witter Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Dean Witter Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

  Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Dean Witter Capital I Inc., with respect to the mortgage loans, including:

          o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

          o the type of property securing the mortgage loans;

          o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o the earliest and latest origination date and maturity date of the mortgage loans;

          o the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

          o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o the states or, if applicable, countries in which most of the mortgaged properties are located;

          o information with respect to the prepayment provisions, if any, of the mortgage loans;

          o any interest retained by a seller;

          o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

          o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

     If specific information respecting the mortgage loans is not known to Morgan Stanley Dean Witter Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

  Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o have individual principal balances at origination of not less than $25,000;

          o have original terms to maturity of not more than 40 years; and

          o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

MORTGAGE-BACKED SECURITIES

     Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

     Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

     The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

          o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

          o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

          o the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

          o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

          o the issuer, servicer and trustee, as applicable;

          o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

          o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

          o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities,

          o the applicable servicing fees;

          o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

          o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

          o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

          o the original and remaining terms to stated maturity of the government securities;

          o whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o the interest rates of the government securities or the formula to determine the rates, if any;

          o the applicable payment provisions for the government securities; and

          o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

          o in the form of subordination of one or more other classes of certificates in the series; or

          o by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

          o interest rate exchange agreements,

          o interest rate cap or floor agreements,

          o currency exchange agreements,

          o swap agreements,

          o notional balance agreements, or

          o similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and mortgage-backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Dean Witter Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Dean Witter Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Dean Witter Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

          o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

          o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "-- Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

          o distributions of principal,

          o additions to the certificate balance of accrual certificates and

          o allocations of losses on the assets

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

          o will correspond to the rate of principal payments on the assets in the related trust fund;

          o is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

          o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

     In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  Type of Mortgage Asset

     If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

     With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

     In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

  Defaults

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

  Foreclosures

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

  Refinancing

     At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

  Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

     Morgan Stanley Dean Witter Capital I Inc., the depositor, formerly known as Morgan Stanley Capital I Inc., is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Dean Witter Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     Morgan Stanley Dean Witter Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

          o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

          o do all or any combination of the above

     If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Dean Witter Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

          o by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

          o by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of stripped principal certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of stripped principal certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

          o delinquencies,

          o losses, and

          o Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

     If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related determination date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support"

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest;

     (3)  the amount of the distribution allocable to prepayment premiums;

     (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

     (6) the aggregate principal balance of the assets at the close of business on that distribution date;

     (7) the number and aggregate principal balance of mortgage loans in respect of which:

          o one scheduled payment is delinquent;

          o two scheduled payments are delinquent;

          o three or more scheduled payments are delinquent; and

          o foreclosure proceedings have been commenced;

     (8)  with respect to any mortgage loan liquidated during the related Due
Period:

          o the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

          o the amount of any loss to certificateholders;

     (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o the loan number of the related mortgage loan; and

          o the date of acquisition;

     (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o the book value;

          o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (11)  with respect to any REO property sold during the related Due Period:

          o the aggregate amount of sale proceeds;

          o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

     (13) the aggregate amount of principal prepayments made during the related Due Period;

     (14) the amount deposited in the reserve fund, if any, on the distribution date;

     (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

     (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

     (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

     (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

     (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

     (20)  the aggregate amount of payments by the borrowers of:

          o default interest;

          o late charges; and

          o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Dean Witter Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

     Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses
(1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

          o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

          o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

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

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, The Depository Trust Company.

     The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to The Depository Trust Company system also is available to indirect participants.

     If so provided in the related prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, these certificate owners will receive all distributions on the book-entry certificates through The Depository Trust Company and its participants. Under a book-entry format, certificate owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each distribution date, The Depository Trust Company will forward the payments to its participants. The participants will then be required to forward the payments to indirect participants or certificate owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede & Co., as nominee for The Depository Trust Company, and the certificate owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the participants who in turn will exercise their rights through The Depository Trust Company.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners.

     Because The Depository Trust Company can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     The Depository Trust Company has advised Morgan Stanley Dean Witter Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more participants to whose account with The Depository Trust Company interests in the book-entry certificates are credited.

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     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to The Depository Trust Company or its nominee only if:

          o Morgan Stanley Dean Witter Capital I Inc. advises the trustee in writing that The Depository Trust Company is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Dean Witter Capital I Inc. is unable to locate a qualified successor; or

          o Morgan Stanley Dean Witter Capital I Inc., at its option, elects to terminate the book-entry system through The Depository Trust Company.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, The Depository Trust Company is required to notify all participants of the availability through The Depository Trust Company of definitive certificates for the certificate owners. Upon surrender by The Depository Trust Company of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the certificate owners identified in the instructions the definitive certificates to which they are entitled. The trustee will then recognize the holders of the definitive certificates as certificateholders under the Agreement.

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                         DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

          o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Dean Witter Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

          o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Dean Witter Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Dean Witter Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036.
Attention: Mortgage Securities.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Dean Witter Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Dean Witter Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

          o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

          o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

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

     With respect to each mortgage loan, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

          o the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

          o the original mortgage or a certified copy with evidence of recording, and

          o an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Dean Witter Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

     Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Dean Witter Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Dean Witter Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

     The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Dean Witter Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Dean Witter Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Dean Witter Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Dean Witter Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

          o the existence of title insurance insuring the lien priority of the mortgage loan;

          o the authority of the warrantying party to sell the mortgage loan;

          o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any warrantying party, if other than Morgan Stanley Dean Witter Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Dean Witter Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

          o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price or;

          o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

          o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

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

     Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

     Neither Morgan Stanley Dean Witter Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

     Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

          o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

          o the authority of the warrantying party to sell the assets.

     The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "Events of Default" and "Rights Upon Event of Default" below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

  General

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

          o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

          o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

  Deposits

     A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

     (1) all payments on account of principal, including principal prepayments, on the assets;

     (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

     (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     (5) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (6) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Dean Witter Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

     (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

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

  Withdrawals

     A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

     (4) to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

     (6) to reimburse a master servicer, Morgan Stanley Dean Witter Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor;

     (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

     (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

     (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Taxes";

     (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

     (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

     (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

     (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases" or otherwise;

     (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (18) to clear and terminate the certificate account at the termination of the trust fund.

  Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

          o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

          o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

          o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

          o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o monitor any mortgage loan which is in default;

          o contact the borrower concerning the default;

          o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

          o initiate corrective action in cooperation with the borrower if cure is likely;

          o inspect the mortgaged property; and

          o take any other actions as are consistent with the Servicing
     Standard.

     A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

          o institute foreclosure proceedings;

          o exercise any power of sale contained in any mortgage;

          o obtain a deed in lieu of foreclosure; or

          o otherwise acquire title to a mortgaged property securing the mortgage loan.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o the Internal Revenue Service grants an extension of time to sell the property; or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to:

          o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

          o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

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

     The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

          o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

          o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

     If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

          o the replacement cost of the improvements less physical depreciation; and

          o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include mortgage loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal

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

Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Dean Witter Capital I Inc. and may have other normal business relationships with Morgan Stanley Dean Witter Capital I Inc. or Morgan Stanley Dean Witter Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable.

     To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Dean Witter Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Dean Witter Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Dean Witter Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o incurred in connection with any violation of any state or federal securities law; or

          o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Dean Witter Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Dean Witter Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

     Any person into which the master servicer or Morgan Stanley Dean Witter Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Dean Witter Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Dean Witter Capital I Inc., will be the successor of the master servicer or Morgan Stanley Dean Witter Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

          o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

          o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

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

     Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Dean Witter Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Dean Witter Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

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

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

          o to cure any ambiguity;

          o to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

          o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          o to comply with any requirements imposed by the Internal Revenue
            Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

          o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

          o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Dean Witter Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

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MATTERS REGARDING THE TRUSTEE

     Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

          o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Dean Witter Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Dean Witter Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Dean Witter Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

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     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          o the nature and amount of coverage under the credit support;

          o any conditions to payment thereunder not otherwise described in this prospectus;

          o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

          o the material provisions relating to such credit support; and

          o information regarding the obligor under any instrument of credit support, including:

          o a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

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INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund.

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However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

     If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

          o be complete;

          o reflect the laws of any particular state; or

          o encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

          o a mortgagor--the borrower and usually the owner of the subject property, and

          o a mortgagee--the lender.

In contrast, a deed of trust is a three-party instrument, among:

          o a trustor--the equivalent of a borrower,

          o a trustee to whom the mortgaged property is conveyed, and

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          o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:

          o a tenant's interest in a lease of land or improvements, or both, and

          o the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Dean Witter Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that

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cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

          o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

          o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

FORECLOSURE

  General

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

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  Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

  Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

  Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

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  Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

  REO Properties

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o the Internal Revenue Service grants an REO extension or

          o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

     In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master

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servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

  Rights of Redemption

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

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  Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

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JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving

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all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

DUE-ON-SALE CLAUSES

     Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-

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on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o the borrower may have difficulty servicing and repaying multiple loans;

          o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

          o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Dean Witter Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V

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or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o the interest rate, discount points and charges as are permitted in that state; or

          o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

          o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

          o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

          o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with

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the military. Because the Soldiers' and Sailors' Civil Relief Act of 1940, as
amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that:

          o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

          o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP or Latham & Watkins or Cadwalader, Wickersham & Taft, counsel to Morgan Stanley Dean Witter Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

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GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code
Section 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

          o 3% of the excess of adjusted gross income over the applicable amount and

          o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it

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held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates counsel to Morgan Stanley Dean Witter Capital I Inc. will have advised Morgan Stanley Dean Witter Capital I Inc. that:

          o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code
            Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

          o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

          o a grantor trust certificate owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code
            Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Internal Revenue Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Internal Revenue Code, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

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     Premium.  The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Internal Revenue Code. Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average

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maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

     o the total remaining market discount and

     o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

     For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     o the total remaining market discount and

     o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for

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a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

     Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

     o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

     o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

     Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related

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prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A) and "loans
 . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code
Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be "obligation[s] which [are] principally secured, by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in

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accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and mortgage-backed securities should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the lender, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

     o adding (1) the present value at the end of the accrual period-- determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption -- of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

     o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

     The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The

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original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

     3. Grantor Trust Certificates Representing Interests in Adjustable Rate
     Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

     Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion

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transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust;

          o the grantor trust certificate is part of a straddle;

          o the grantor trust certificate is marketed or sold as producing capital gain; or

          o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

     o an owner that is not a U.S. Person or

     o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

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E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either

          o the broker determines that the seller is a corporation or other exempt recipient, or

          o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

     Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

          o the broker determines that the seller is an exempt recipient or

          o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates in the REMIC. The related prospectus supplement for each series

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of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made:

          o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

          o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code
            Section 856(c)(4)(A); and

          o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins, counsel to Morgan Stanley Dean Witter Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code;

          o "loans secured by an interest in real property" under
            Section 7701(a)(19)(C) of the Internal Revenue Code; and

          o whether the income on such certificates is interest described in
            Section 856(c)(3)(B) of the Internal Revenue Code.

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A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a

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long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium.

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     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"-- that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

          o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

     The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

          o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

          o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

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     Variable Rate REMIC Regular Certificates.  REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

          o the interest is unconditionally payable at least annually;

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Dean Witter Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code
Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code
Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Internal Revenue Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

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     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1) the total remaining market discount and

     2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

     For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

     1) the total remaining market discount and

     2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium

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with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Internal Revenue Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code
Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced

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maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

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     Non-Interest Expenses of the REMIC.  Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any such certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans and mortgage-backed securities. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans and mortgage-backed securities remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

          o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

     If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue

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Service may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Internal Revenue Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:

          o the broker determines that the seller is a corporation or other exempt recipient, or

          o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

          o the broker determines that the seller is an exempt recipient or

          o the seller certifies its non-U.S. Person status and other conditions are met.

     Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual

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Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions--that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

          o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

          o the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
            Certificates--Non-Interest Expenses of the REMIC," other expenses.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

          o all bad loans will be deductible as business bad debts, and

          o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their

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pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a

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single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

          o 3% of the excess of the individual's adjusted gross income over the applicable amount or

          o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "PASS-THROUGH INTEREST HOLDER" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

          o will be treated as "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

          o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product

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of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "FEDERAL LONG-TERM RATE" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced

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maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o the disposition of a mortgage loan or mortgage-backed security;

          o the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

          o the receipt of compensation for services; or

          o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

     It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

          o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

          o Morgan Stanley Dean Witter Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Dean Witter Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

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LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

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TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "DISQUALIFIED ORGANIZATION" means:

          (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

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          (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income", and

          (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "PASS-THROUGH ENTITY" means:

          o a regulated investment company, real estate investment trust or common trust fund,

          o a partnership, trust or estate and

          o certain cooperatives.

     Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

          o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes

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due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          o the transferor conducted a reasonable investigation of the transferee and

          o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form 4224 or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

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                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code, impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA, and assets of these plans may be invested in the certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan that is not subject to ERISA but is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

  General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

     Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Internal Revenue Code), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any

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class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "BENEFIT PLAN INVESTORS" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

  Availability of Underwriter's Exemption for Certificates

     The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) which exempts from the application of the prohibited transaction rules transactions relating to:

          o the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o the servicing, operation and management of those asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

          (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

          (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of the following rating agencies: Duff & Phelps Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

          (4) The trustee is not an affiliate of the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (the "RESTRICTED GROUP");

          (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

           (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

           (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

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          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

     On July 21, 1997, Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

          (2) All receivables transferred after the closing date (the "ADDITIONAL OBLIGATIONS") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

              (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Dean Witter Capital I Inc.; or

             (ii) an independent accountant retained by Morgan Stanley Dean Witter Capital I Inc. must provide Morgan Stanley Dean Witter Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

          (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

          (8) The related prospectus or prospectus supplement must describe:

              (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

              (ii) the duration of the pre-funding period;

             (iii) the percentage or dollar amount, or both, of the pre-funding limit for the trust; and

             (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

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          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

          o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust;

          o no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

          o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the seller, Morgan Stanley Dean Witter Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of such parties (the "Restricted Group").

     Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the certificates offered thereby.

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                                LEGAL INVESTMENT

     Each class of offered certificates will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise described in the related prospectus supplement, each class that is rated in one of the two highest rating categories by at least one rating agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, investors affected by the legislation will be authorized to invest in SMMEA certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part I to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities" defined in 12 C.F.R. ss.1.2(1) to include certain "residential mortgage-related securities" As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates shall review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

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     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Dean Witter Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Dean Witter Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Dean Witter Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Dean Witter Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Dean Witter Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will

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contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Dean Witter Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Dean Witter Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Dean Witter Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any class of certificates may be reacquired by Morgan Stanley Dean Witter Capital I Inc. or acquired by an affiliate of Morgan Stanley Dean Witter Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Dean Witter Capital I Inc., and may be sold by Morgan Stanley Dean Witter Capital I Inc. at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Dean Witter Capital I Inc. by Cadwalader, Wickersham & Taft, Brown & Wood LLP or Latham & Watkins.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

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                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The SEC allows Morgan Stanley Dean Witter Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Dean Witter Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Dean Witter Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. Morgan Stanley Dean Witter Capital I Inc. incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the trust until the termination of the offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document Morgan Stanley Dean Witter Capital I Inc. incorporates by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Morgan Stanley Dean Witter Capital I Inc. at Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage Securities, telephone number (212) 761-4700.

     Morgan Stanley Dean Witter Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering Analysis and Retrieval system. Morgan Stanley Dean Witter Capital I Inc. has filed the registration statement, including all exhibits, through the EDGAR system and the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage Securities, telephone number (212) 761-4700.

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                               GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

     "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

     o the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

      o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

      o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

      o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Dean Witter Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

     o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

     o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

     o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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     "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

     o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Dean Witter Capital I Inc., or to the master servicer, Morgan Stanley Dean Witter Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "New Regulations" means the regulations issued by the Treasury Department on October 6, 1997.

     "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

     "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling and servicing agreement.

     "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

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     "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

     "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

     "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code.

     "Restricted Group" means the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Servicing Standard" means:

     o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

     o applicable law; and

     o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

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     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means:

     o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

          o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o the sales price for that property; and

          o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.

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